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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 4, 2020

Meeting Date:	Thursday, June 4, 2020
Time:	1:30 p.m., Central Daylight Time
Location:	6000 Westown Parkway, West Des Moines, IA 50266

The Annual Meeting of Shareholders of American Equity Investment Life Holding Company will be held for the following purposes:

1.
To elect five directors to three-year terms and one director to a two-year term.

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

3.
To hold an advisory vote to approve the compensation of our named executive officers.

4.
To approve the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan.

5.
To transact such other business that may properly come before the meeting.

Shareholders of record at the close of business on the record date, April 9, 2020, are entitled to the notice of and to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote your shares in one of the following ways:

Telephone	Internet	Mail

By telephone;	Through the Internet; or	If you received a paper copy of the proxy statement, by completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

We intend to hold our Annual Meeting in person. However, as part of our precautions regarding the coronavirus or COVID-19 pandemic, we are planning for the possibility that the Annual Meeting may be held by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available on our website at www.american-equity.com and filed with the Securities and Exchange Commission as proxy material.

By Order of the Board of Directors

Renee D. Montz
Secretary

West Des Moines, Iowa
April 24, 2020

PROXY STATEMENT

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Annual Meeting of Shareholders
June 4, 2020

Annual Meeting and Proxy Solicitation Information

A Notice Regarding the Availability of Proxy Materials

American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266 (referred to in this proxy statement as the "Company" or as "we," "our" or "us") is using "notice and access" to distribute proxy materials to shareholders, which means this proxy statement and the Company's Annual Report to Shareholders will be made available on the Internet instead of mailing a printed copy to each shareholder. Shareholders who receive a Notice of Internet Availability of Proxy Materials (the "Notice") by mail will not receive a printed copy of these materials other than as described below. The Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how to submit proxies. The Notice is first being mailed on or about April 24, 2020.

If you would prefer to receive a printed copy of the Company's proxy materials, please follow the instructions for requesting printed copies included in the Notice. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of the annual meeting on the environment. A shareholder's election to receive proxy materials by email will remain in effect until the shareholder terminates it.

General Information

This proxy statement is provided to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the annual meeting of shareholders to be held on June 4, 2020 ("Annual Meeting"), at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment. To obtain directions to the Annual Meeting, you may contact us at our toll-free number: 1-888-221-1234.

We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, telephonically or electronically.

Voting Rights

Only shareholders of record as of the close of business on April 9, 2020 will be entitled to the notice of and to vote at the Annual Meeting. We have a single class of voting common stock, $1 par value per share ("Common Stock"), of which 91,524,623 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

Shares present in person or represented by proxy at the Annual Meeting will be tabulated to determine if a quorum is present. A quorum is present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the Annual Meeting. Votes withheld for any director, broker non-votes and abstentions represented at the Annual Meeting will be counted for quorum purposes. Votes will be tabulated under the supervision of Alliance Advisors, L.L.C., which has been designated by the Board of Directors as inspector of the election.

If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder to vote your shares at the Annual Meeting. Contact your bank, broker or other holder of record directly if you have any questions. Even if you do not provide instructions, your bank, broker or other holder of record may vote your shares on certain "routine matters." The New York Stock Exchange ("NYSE") considers Proposal 2 to be a "routine matter." As a result, without instructions from you, your broker is permitted to vote your shares on this matter at its discretion. A broker non-vote occurs when a broker does not vote on some matter because the broker has not received instructions from you and does not have discretionary voting power for that particular item. Proposals 1, 3 and 4 are considered "non-routine matters" and, therefore, brokers may not vote on these matters unless they receive specific voting instructions from you.

If you plan to attend the Annual Meeting and vote in person, you will have the opportunity to obtain a ballot when you arrive. If your shares of Common Stock are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card. You will need to bring the broker's proxy card with you to the Annual Meeting in order to vote.

2020 Proxy Statement	1

Voting

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

•
"FOR" the election of the six director nominees;

•
"FOR" the ratification of the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2020;

•
"FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); and

•
"FOR" the approval of the Company's Amended and Restated Equity Incentive Plan.

If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no other matters to be addressed at the Annual Meeting.

If you are a registered shareholder (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name"), you may vote by telephone, through the Internet or by obtaining a proxy card and returning it by mail. Please see the Notice for instructions on how to access the telephone and Internet voting systems. If you hold your shares in "street name," your broker or other nominee will advise you on whether you may vote by telephone or through the Internet as an alternative to voting by proxy card.

A proxy may be revoked at any time prior to the close of voting at the Annual Meeting. Such revocation may be made in person at the Annual Meeting, by notice in writing delivered to the Corporate Secretary of the Company, by voting by telephone or through the Internet at a later date or by a proxy bearing a later date.

The Board of Directors urges you to take advantage of internet or telephone voting. Instructions are included in the Notice or the proxy card.

2	2020 Proxy Statement

Proposal 1—Election of Directors

The Board of Directors presently consists of twelve members. Each member of the Board of Directors has been appointed to one of three classes with three-year terms expiring on a staggered basis. The terms of the five directors presently serving as the Class II Directors expire at the Annual Meeting, along with the term of one director presently serving as a Class I Director.

The nominees to serve as Class II Directors are Joyce A. Chapman, James M. Gerlach, Robert L. Howe, Michelle M. Keeley, and William R. Kunkel. Each is nominated for a term of three years expiring at the annual meeting of shareholders in 2023, or until their respective successors are elected and qualified, subject to their prior death, resignation or removal. Ms. Keeley is standing for election as a Class II Director to replace Debra J. Richardson, who presently serves as a Class II Director and is not standing for reelection at the Annual Meeting.

Mses. Chapman and Keeley and Messrs. Gerlach, Howe and Kunkel are independent under the requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), and rules adopted by the SEC, as well as the corporate governance listing standards of the NYSE ("NYSE Rules").

On January 8, 2020, the Board of Directors increased its size from eleven to twelve directors effective January 27, 2020. Anant Bhalla was appointed by the Board of Directors to fill the vacancy created by the increase in the number of directors and to serve on the Executive and Investment Committees. Mr. Bhalla's initial term expires on the date of the Annual Meeting and he serves as a Class I Director. He is nominated for a term of two years expiring at the annual meeting of shareholders in 2022, or until his successor is elected and qualified, subject to his prior death, resignation or removal.

The Board of Directors anticipates the nominees will serve. In the event a nominee is unable to do so, proxies will be voted for such substitute nominee as the Board of Directors in its discretion may recommend. Proxies will be voted for the election of the nominees unless the shareholder giving the proxy withholds authority or votes against any nominee.

Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends you vote FOR the nominees listed below.

Class I Director Nominated for a Term that Expires at the 2022 Annual Meeting

Anant Bhalla, 42, has served as a Director since January, 2020. Effective January 27, 2020, Mr. Bhalla was appointed President of the Company, and effective March 1, 2020, he was appointed Chief Executive Officer. Prior to that, Mr. Bhalla was a partner of Bhalla Capital Partners from March 2019 to January 2020. From 2016 until 2019, he served as Executive Vice President and Chief Financial Officer of Brighthouse Financial, Inc. From 2014 until 2016, he served as Chief Financial Officer of Retail business for MetLife. Prior to MetLife, Mr. Bhalla served in numerous senior roles including Chief Risk Officer, Treasurer and other management roles at Fortune 500 companies, including American International Group, Lincoln National Corporation, and Ameriprise Financial. Mr. Bhalla's financial expertise, proven public company strategic leadership, and extensive knowledge of, and background in, the Company's industry and business led the Board of Directors to conclude that Mr. Bhalla should serve as a director of the Company.

  Member: Executive and Investment Committees

Class II Directors Nominated for a Term that Expires at the 2023 Annual Meeting

Joyce A. Chapman, 75, has served as a director since 2008. She worked for over 35 years with West Bank, West Des Moines, Iowa until her retirement in 2006. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. From 1975 until her retirement from the board in 2018, Ms. Chapman served as a director for West Bank and West Bancorporation, Inc. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations. Ms. Chapman's leadership experience in various organizations and her experience in the banking industry led the Board of Directors to conclude that Ms. Chapman should serve as a director of the Company.

  Member: Compensation and Nominating and Corporate Governance Committees

2020 Proxy Statement	3

James M. Gerlach, 78, has served as a director since 1996. He served as Executive Vice President of the Company from 1996 until his retirement in 2011. Prior to joining the Company, Mr. Gerlach served as Executive Vice President of American Life and Casualty Insurance Company, a wholly-owned subsidiary of The Statesman Group, Inc. ("Statesman"), and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life and Casualty Insurance Company. Mr. Gerlach was active in the insurance industry for over 45 years. Mr. Gerlach's knowledge of the Company's operations as well as his years of experience in the insurance industry led the Board of Directors to conclude that Mr. Gerlach should serve as a director of the Company.

  Member: Investment and Nominating and Corporate Governance Committees

Robert L. Howe, 77, has served as a director since 2005. He is our Lead Independent Director. He served the State of Iowa Insurance Division from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in that position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant. Mr. Howe served as a director of EMC National Life Company from 2003 until 2007, and, from 2007 until 2018, Mr. Howe served as a director of EMC Insurance Group. He also served as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver. Mr. Howe's experience in the financial oversight of insurance companies and his expertise in finance led the Board of Directors to conclude that Mr. Howe should serve as a director of the Company.

  Member: Executive and Audit Committees

Michelle M. Keeley, 55, is a retired Executive Vice President of equities and fixed income investments for RiverSource Investments, LLC, the asset management division of Ameriprise Financial Services. Ms. Keeley worked for American Express and its publicly-traded spin-off, Ameriprise Financial Services, from 2002 to 2010. Prior to joining American Express, Ms. Keeley was a managing director with Zurich Global Assets from 1990 to 2002. In November 2014, Ms. Keeley was elected to serve as an independent director on the board of the Federal Home Loan Bank of Des Moines. Currently, she serves as chair of the human resources and compensation committee and a member of the finance and planning and executive committees for the board of the Federal Home Loan Bank of Des Moines. In 2015, Ms. Keeley became a director of the Bridge Builder Mutual Fund Series, an affiliated company of Edward Jones Financial Services. Ms. Keeley serves on all committees of the board of the Bridge Builder Mutual Fund Series. Ms. Keeley's executive experience in capital markets and financial services, as well as her board experience with a bank and a mutual fund company led the Board of Directors to conclude that Ms. Keeley should serve as a director of the Company.

William R. Kunkel, 63, has served as a director since June 2016. He has served as General Counsel of the Archdiocese of Chicago since November 2016. From 2012 through April 1, 2016, he served as the Company's Executive Vice President, Legal and General Counsel. Prior to joining the Company, Mr. Kunkel was a partner at the international law firm of Skadden, Arps, Slate, Meagher & Flom LLP for over 25 years, where he focused his practice on mergers and acquisitions, corporate finance and other corporate governance and securities matters. Mr. Kunkel's experience as an executive of the Company and as legal counsel to the Company as well as his expertise in corporate governance and corporate finance led the Board of Directors to conclude that Mr. Kunkel should serve as a director of the Company.

  Member: Risk Committee

Class III Directors Whose Terms Expire at the 2021 Annual Meeting

Brenda J. Cushing, 56, has served as a director since March 2017. Ms. Cushing has been an independent insurance consultant since August 2015. From August 2014 to August 2015, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene Holding Ltd., a retirement services company, and from October 2013 to August 2014, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene USA Corp., a subsidiary of Athene Holding Ltd. From 2008 until its acquisition by Athene Holding Ltd. in 2013, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Aviva USA Corp., a diversified financial company that offered long-term savings, insurance and retirement income products. Ms. Cushing is a certified public accountant and has been involved in the insurance industry for over 20 years. Ms. Cushing's financial expertise and insurance company financial leadership for over two decades led the Board of Directors to conclude that Ms. Cushing should serve as a director of the Company.

  Member: Audit and Compensation Committees

4	2020 Proxy Statement

David S. Mulcahy, 67, has served as a director since 2011. Mr. Mulcahy previously served as a member of the Company's Board of Directors from 1996 to 2006. Mr. Mulcahy currently serves as Chairman of the Board of Directors of Monarch Materials Group, Inc., a privately-owned company which manufactures residential, basement window systems, and as President of MABSCO Capital, Inc., a privately-owned company which provides a selection of services including portfolio management, financial consulting and private placement, private equity and joint venture transactions. Mr. Mulcahy was appointed the non-executive Chairman of the Board of Workiva Inc. in June 2018 and has served as a director since its initial public offering in 2014. Mr. Mulcahy is a certified public accountant and was a partner in the Des Moines office of Ernst & Young LLP, where he was employed from 1976 through 1994. Mr. Mulcahy's financial expertise, knowledge and experience in accounting and business management led the Board of Directors to conclude that Mr. Mulcahy should serve as a director of the Company.

  Member: Executive, Audit and Innovation & Technology Committees

A. J. Strickland, III, 78, has served as a director since 1996. He has been the Thomas R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama since 1969. Dr. Strickland was a director of United Security Bancshares, Inc. from 2013 to 2017 and a director of Twenty Services, Inc. until March 2014. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms. Dr. Strickland's extensive knowledge of strategic management and the finance industry arising from his academic experience led the Board of Directors to conclude that Dr. Strickland should serve as a director of the Company.

  Member: Compensation and Innovation & Technology Committees

Class I Directors Whose Terms Expire at the 2022 Annual Meeting

John M. Matovina, 65, has served as a director since 2000 and is serving as non-executive Chairman following his termination of employment with the Company. He has served as Chairman since April 2017 and served as Chief Executive Officer and President of the Company from 2012 until March 1, 2020 and January 27, 2020, respectively. He served as Chief Financial Officer and Treasurer of the Company from 2009 to 2012 and as the Company's Vice Chairman from 2003 to April 2017. Mr. Matovina was a private investor and a financial consultant to us from 1997 to 2003. From 1983 through 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and, prior to Statesman's acquisition in 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has more than 30 years of experience in the life insurance industry. Mr. Matovina's former role as Chief Executive Officer of the Company as well as his years of experience in and extensive knowledge of the life insurance industry led the Board of Directors to conclude that Mr. Matovina should serve as a director of the Company.

  Member: Executive and Investment Committees

Alan D. Matula, 59, has served as a director since December 2015. He has served as the Chief Information Officer of Weber-Stephen Products LLC, a privately owned company which manufactures charcoal, gas and electric outdoor grills and accessories, since December 2015. Mr. Matula worked for the Royal Dutch Shell plc organization for over 30 years. During that time, he served in various information technology capacities for the parent company and several of its subsidiaries, including chief information officer for Royal Dutch Shell plc from 2006 to 2015. Mr. Matula's experience as chief information officer overseeing technology and cyber-related risks as well as his deep business experience led the Board of Directors to conclude that Mr. Matula should serve as a director of the Company.

  Member: Risk and Innovation & Technology Committees

Gerard D. Neugent, 68, has served as a director since 2010. He has served as Co-Chairman of Knapp Properties, L.C. since 2017 and served as Chief Executive Officer of Knapp Properties, Inc. ("Knapp Properties") from 2014 until 2020 and President from 2014 to 2017 and served as President and Chief Operating Officer of Knapp Properties from 1993 until 2014. His primary duties include real estate transactions, development and management. Mr. Neugent received his law degree from Drake University. Mr. Neugent's experience in real estate and business management as well as his legal background led the Board of Directors to conclude that Mr. Neugent should serve as a director of the Company.

  Member: Nominating and Corporate Governance Committee

2020 Proxy Statement	5

Board and Corporate Governance Information

Corporate Governance

The Company is committed to the highest standards of business conduct in our relationships with each other and with our customers, distributors, agents, national marketing organizations, suppliers, shareholders and others. This requires conducting our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The Company has established a Code of Business Conduct and Ethics (the "Code of Conduct") to assure uniformity in standards of conduct. The Code of Conduct applies to the Company's directors, officers and employees. The Code of Conduct is available as "Code of Conduct" under "Corporate Governance" accessible through the "Investor Relations" link on the Company's website at www.american-equity.com. A copy of the Code of Conduct is available in print. Requests should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266.

Board Leadership Structure

Mr. Matovina serves as Chairman of the Board of Directors. As Chairman of the Board, Mr. Matovina's focus is on the strategic direction of the Company. Mr. Matovina's former service as our Chief Executive Officer and President and his substantial industry experience make him the appropriate leader of the Board. Mr. Howe serves as Lead Independent Director and works with the Chairman and other members of the Board of Directors to provide independent oversight of the Company. Among other things, Mr. Howe serves as principal liaison among the Chairman, the independent directors and senior management. Mr. Howe also chairs executive sessions of the independent and non-management directors.

Board of Directors' Oversight of Risk Management

The Company's Board of Directors administers its risk oversight function directly and through its committees. The Board of Directors participates in setting the Company's business strategy and plays a key role in the assessment of management's approach to risk. Through this process, the Board of Directors better understands and determines what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit Committee focuses on financial reporting risk, including internal controls. The Risk Committee focuses on non-financial risks, liquidity risk and insurance risk. Additionally, the Compensation Committee is responsible for creating incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Finally, the Investment Committee focuses on credit risk and market risk and investment policies and activities.

The responsibility for the day-to-day management of risk lies with the Chief Executive Officer and our management. The Company has an enterprise risk management ("ERM") policy approved by the Board of Directors and implemented by an ERM Committee comprised of the Chief Risk Officer and other members of senior management who, among other things, review and discuss reports from other members of management regarding the Company's risk management activities, including the areas management has identified as our major risk exposures, and the steps taken to monitor and manage those exposures. The Chief Executive Officer, Chief Risk Officer and ERM Committee are responsible for reporting the risk profile, risk trends and key risk metrics to the Risk Committee.

The Company has a Disclosure Committee comprised of (i) the Audit Committee Chair, who also serves as Chairman for the Disclosure Committee, (ii) the Chief Financial Officer, (iii) the Chief Accounting Officer and (iv) the General Counsel of the Company. The purpose of the Disclosure Committee is to assist senior officers of the Company in fulfilling the Company's and their responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of the Company's financial reports, SEC reports and press releases.

6	2020 Proxy Statement

Majority of Independent Directors

Our Board of Directors presently includes twelve members and it has affirmatively determined the following ten are independent under applicable requirements:

Joyce A. Chapman
Brenda J. Cushing
James M. Gerlach
Robert L. Howe
William R. Kunkel
Alan D. Matula
David S. Mulcahy
Gerard D. Neugent
Debra J. Richardson
A. J. Strickland, III

The Board has also determined that Michelle M. Keeley, who is nominated for election, is independent under the applicable requirements.

Gerard D. Neugent is the Co-Chairman of Knapp Properties, L.C. which directly or through its affiliate, Knapp Properties, provides property management services to the owner of the building where the Company has its principal executive offices in West Des Moines, Iowa. The aggregate amount of fees paid to Knapp Properties by the owner of the building with respect to the Company's offices is immaterial in amount to both the Company and to Knapp Properties. Mr. Neugent is a member/manager of William C. Knapp, L.C., which is a 50% owner of West Lake Properties, L.C. West Lake Properties, L.C. owns a warehouse building, a portion of which is leased to the Company. The aggregate amount of rent and expenses relating to the warehouse space is immaterial in amount to both the Company and William C. Knapp, L.C.

David S. Mulcahy is the non-executive Chairman of the Board, a director and shareholder of Workiva Inc. The Company has entered into a subscription agreement with Workiva Inc. to utilize certain software. The fees paid to Workiva Inc. in 2019 pursuant to the subscription agreement are immaterial to the Company and to Workiva Inc.

The independent directors meet in executive session as a part of all regular quarterly meetings of the Board of Directors and as part of other meetings of the Board of Directors when warranted. At each executive session, the Lead Independent Director presides. The Board of Directors has adopted Corporate Governance Guidelines, which are available as "Guidelines" under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com and are also available in print for any shareholder upon request.

Any interested parties desiring to communicate with a member (or all members) of the Board of Directors regarding the Company may directly contact such directors by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All mail correspondence should be sent to the Corporate Secretary at 6000 Westown Parkway, West Des Moines, Iowa 50266. All electronic correspondence should be sent to the Corporate Secretary at corpsecretary@american-equity.com. All correspondence received by the Corporate Secretary will be categorized and then forwarded to the Board of Directors, the individual director or any group or committee of directors.

Meetings and Committees of the Board of Directors

The Board of Directors met twelve times in 2019, and each of the directors attended at least 75% of the meetings of the Board of Directors and the committee meetings for any committee on which he or she served during 2019. We currently have seven permanent committees, as described below. Under our Corporate Governance Guidelines, a

2020 Proxy Statement	7

director is invited and encouraged to attend the Annual Meeting. All directors, with the exception of A. J. Strickland, III attended the 2019 Annual Meeting of Shareholders.

Board Committee	Current Members	Meetings During 2019

Audit	Cushing, Howe, Mulcahy	8

Compensation	Chapman, Cushing, Strickland	7

Nominating & Corporate Governance	Chapman, Gerlach, Neugent	7

Executive	Bhalla(1), Howe, Matovina, Mulcahy	1

Investment	Bhalla(1), Howe, Matovina, Mulcahy	4

Risk	Kunkel, Matula, Richardson(2)	4

Innovation & Technology	Matula, Mulcahy, Strickland	2

(1)
Mr. Bhalla was appointed to the Board of Directors and became a member of the Executive and Investment Committees on January 27, 2020.

(2)
Ms. Richardson, who presently serves as a Class II Director, will not stand for reelection at the Annual Meeting.

The Audit Committee performs the following functions, among others: (i) assists the Board of Directors' oversight of (a) the integrity of our financial statements and systems of internal control over financial reporting; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent registered public accounting firm's qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function; and (ii) prepares the annual report on audit disclosures required to be prepared by the Audit Committee pursuant to the rules of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Audit Committee is set forth below.

The Audit Committee must include only directors who satisfy the independence requirements under SOX and the NYSE Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The Board of Directors has determined that all members of the Audit Committee meet the applicable standards. In addition, the Board of Directors has determined that Ms. Cushing, Mr. Howe and Mr. Mulcahy are "audit committee financial experts," as that term is defined under SOX.

The Compensation Committee performs the following functions, among others: (i) oversees the compensation and benefit plans and practices related to the Company's Chief Executive Officer; (ii) oversees the compensation payable to those executive officers identified in the Company's proxy statement who report directly to the Chief Executive Officer; (iii) administers the Company's compensation plans including cash incentive and equity-based plans; (iv) reviews and recommends to the Board of Directors the compensation of the Company's non-employee directors; and (v) produces an annual report on executive compensation required to be prepared by the Compensation Committee pursuant to the rules of the SEC. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com and is also available in print for any shareholder upon request. The annual report of the Compensation Committee is set forth below.

The Compensation Committee has the authority to engage compensation consultants, independent legal counsel and other advisers as it deems necessary. The Compensation Committee has engaged Pearl Meyer & Partners, an independent compensation consultant ("Pearl Meyer"), to provide advice and data with respect to compensation benchmarking and market practices. In 2019, Pearl Meyer advised the Compensation Committee regarding (i) base salaries of executive officers, (ii) short-term incentive compensation awards and (iii) long-term incentive compensation awards. In performing the annual assessment of the compensation consultant's independence, the Compensation Committee has reviewed, among other items, a letter from Pearl Meyer addressing its independence and the independence of the members of the consulting team serving the Compensation Committee, including the following factors: (i) the nature of any services provided to the Company by Pearl Meyer other than as described above; (ii) the amount of fees paid by the Company in relation to Pearl Meyer's total revenue; (iii) Pearl Meyer's policies and procedures designed to prevent conflicts of interest; and (iv) the existence of any business or personal relationship or stock ownership that could impact the adviser's independence. Pursuant to SEC and NYSE Rules, the Compensation Committee assessed the independence of Pearl Meyer in February 2019 and determined Pearl

8	2020 Proxy Statement

Meyer is independent from the Company's management and that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant for the Compensation Committee.

Under the NYSE Rules, the Compensation Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Compensation Committee meet the applicable standard.

The Nominating and Corporate Governance Committee performs the following functions, among others: (i) identifies and recommends to the Board of Directors individuals qualified to serve as directors of the Company; (ii) develops and recommends corporate governance principles for the Company as required by law; (iii) oversees the Chief Executive Officer succession planning process; and (iv) oversees the evaluation of the Board of Directors as a whole and the Company's management. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is available under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com and is also available in print for any shareholder upon request.

Under the NYSE Rules, the Nominating and Corporate Governance Committee must be composed entirely of independent directors. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee meet the applicable standard.

The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board of Directors; (ii) reviews corporate matters presented, or to be presented, to our Board of Directors; and (iii) makes recommendations to the Board of Directors on policy matters.

The Investment Committee performs the following functions, among others: (i) oversees our general investment strategies, objectives, standards and limitations; (ii) oversees our use of derivatives and general hedging strategy; and (iii) reviews and monitors investment performance. The Investment Committee is governed by a written charter approved by the Board of Directors.

The Risk Committee performs the following functions, among others: oversight of the Company's (i) risk management governance structure; (ii) risk management taxonomy and risk assessment guidelines for risks that could have a material impact on the Company; and (iii) risk tolerance. The Risk Committee is governed by a written charter approved by the Board of Directors.

The Innovation and Technology Committee reviews, evaluates and makes recommendations concerning the Company's innovation and technology strategy and capabilities in light of the Company's long-term business strategy and goals.

Information Regarding the Company's Process for Identifying Director Nominees

The Company is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board of Directors' oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time the shares have been held.

To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and in accordance with the requirements of our Amended and Restated Bylaws.

The Nominating and Corporate Governance Committee may apply several criteria in identifying nominees. At a minimum, the committee shall consider (i) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors' oversight of our business and affairs and (ii) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with us and independence from management. The Nominating and Corporate Governance Committee also seeks to have the Board of Directors represent a diversity of backgrounds and experience.

2020 Proxy Statement	9

Compensation Committee Interlocks and Insider Participation

The Board of Directors has affirmatively determined Ms. Chapman, Ms. Cushing and Dr. Strickland are independent under the requirements of SOX and the NYSE Rules and do not have any relationships requiring disclosure under Item 404 of Regulation S-K. None of the Company's Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries, and during our last fiscal year, none of our executive officers served on the compensation committee or board of directors of any company that had one or more executive officers who served on our Board of Directors or our Compensation Committee.

Director Stock Ownership Guidelines

On February 28, 2020, the Board of Directors adopted Stock Ownership Guidelines (the "Ownership Guidelines") requiring the directors to own Common Stock equal in value to three times the director's annual cash retainer. Directors have seven years from the later of: (i) the date of adoption of the Ownership Guidelines; and (ii) the date of the director's appointment to the Board of Directors to obtain the required Common Stock ownership. Directors are required to retain 100% of the net after-tax shares acquired from the vesting, settlement or exercise of equity awards until they meet the stock ownership level. Common stock ownership levels are measured annually on December 31 and shares will be valued at the highest per share price over the prior 12-month period. Once a director meets the applicable stock ownership level, no further investment in Common Stock is required to compensate for a subsequent decline in the market value of those shares or a change in director annual cash retainer. All non-employee directors have met the requirements of the Ownership Guidelines.

Director Compensation

The Compensation Committee uses the Board of Director's independent compensation consultant, Pearl Meyer, to provide advice and data with respect to non-employee director compensation, including retainers and equity awards. Pearl Meyer last provided a report in May 2018 which included recommendations for increases in non-employee director compensation based on an evaluation of the compensation practices and data from the same peer group companies used to evaluate executive compensation. Non-employee director compensation is intended to approximate the 25th percentile of the peer group. Non-employee director compensation for 2019 was unchanged from the non-employee director compensation implemented in June and July 2018.

Directors who are our employees receive no compensation for their service as directors. Each member of the Board of Directors who is not an employee of the Company receives the following:

•
$18,000 per quarter as the cash retainer

•
$1,500 per meeting for attending meetings of the Board of Directors, $1,000 per meeting if attended by phone and the meeting is otherwise an in-person meeting or $500 per meeting for telephonic meetings, plus reimbursement of expenses for attending such meetings

•
An annual restricted stock grant with a grant date value of approximately $96,000

The Lead Independent Director receives an additional $5,000 per quarter.

The Chairs of our committees receive the following, all amounts per quarter:

•
Audit Committee—$10,500

•
Compensation Committee—$3,750

•
Nominating and Corporate Governance Committee—$2,250

•
Risk Committee—$2,250

•
Innovation and Technology Committee—$2,250

Non-Chair members of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Innovation and Technology Committee receive an additional $3,000, $1,500, $750, $750 and $750 per quarter, respectively. Non-employee members of the Investment Committee and the Executive Committee receive an additional $750 per quarter.

The following table provides compensation information for the last completed fiscal year ended December 31, 2019 for each member of the Board of Directors who served as a director for any part of such fiscal year and who

10	2020 Proxy Statement

was not an employee of the Company. Compensation for Mr. Matovina, who was an employee director in 2019, is fully reflected in the Summary Compensation Table of this proxy statement:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Joyce A. Chapman	100,500	96,384	960	197,844

Alexander M. Clark(3)	41,500	—	—	41,500

Brenda J. Cushing	102,000	96,384	960	199,344

James M. Gerlach	91,000	96,384	960	188,344

Robert L. Howe	120,500	96,384	960	217,844

William R. Kunkel	94,000	96,384	960	191,344

Alan D. Matula	93,000	96,384	960	190,344

David S. Mulcahy	130,000	96,384	793,148	1,019,532

Gerard D. Neugent	89,000	96,384	960	186,344

Debra J. Richardson(4)	85,000	96,384	960	182,344

A. J. Strickland, III	100,500	96,384	960	197,844

(1)
Amounts reflect for each restricted stock award, the aggregate grant date fair value pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For further information, please see Footnote 11 Retirement and Share-Based Compensation Plans in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2019. On June 6, 2019, each non-employee director nominee or non-employee director continuing to serve, was granted 3,200 shares of time-based restricted stock, all of which remain outstanding as of December 31, 2019. The per share fair value at the grant date was $30.12. The vesting period for the restricted stock is the earlier of (a) one year from the grant date or (b) the date of the next annual meeting. There was no other unvested restricted stock held by the non-employee directors as of December 31, 2019.

(2)
Amounts reflect dividends paid on unvested restricted stock awards. For Mr. Mulcahy, amount also reflects the value of a distribution of 28,125 shares of common stock and related dividends under a non-qualified deferred compensation arrangement pursuant to which he received shares on a deferred payment basis for services rendered during our initial start-up period.

(3)
Mr. Clark did not stand for reelection at the 2019 Annual Meeting.

(4)
Ms. Richardson, who currently serves as a Class II Director, will not stand for reelection at the 2020 Annual Meeting.

2020 Proxy Statement	11

The following table provides information about outstanding shares of unvested restricted stock and unexercised stock options to acquire our Common Stock held by each member of the Board of Directors who is not an employee of the Company as of December 31, 2019. There were no unexercisable options held by a non-employee director as of such date.

Name	Number of Shares of Unvested Restricted Stock (#)	Number of Shares Underlying Unexercised Options (#)

Joyce A. Chapman	3,200	39,000

Brenda J. Cushing	3,200	—

James M. Gerlach	3,200	—

Robert L. Howe	3,200	36,500

William R. Kunkel	3,200	—

Alan D. Matula	3,200	—

David S. Mulcahy	3,200	—

Gerard D. Neugent	3,200	29,000

Debra J. Richardson	3,200	27,750

A. J. Strickland, III	3,200	39,500

12	2020 Proxy Statement

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG as our independent registered public accounting firm for 2020. The Board of Directors requests that the shareholders ratify the appointment of KPMG. If the appointment of KPMG is not ratified by shareholders, our Audit Committee may investigate the reasons and consider approving another independent registered public accounting firm.

KPMG fees during the last two fiscal years were:

	2019	2018

Audit fees(1)	$2,558,817	$1,995,511

Audit-related fees(2)	291,865	89,375

Tax fees	—	—

All other fees(3)	1,780	—

Total	$2,852,462	$2,084,886

(1)
Audit fees include fees associated with the annual consolidated financial statements audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, annual audits of certain of our subsidiaries and audits required by regulatory authorities.

(2)
Audit-related fees primarily include comfort letters and consents related to debt and equity offerings and registration statements.

(3)
All other fees consist of fees for access to KPMG's Accounting Research Website.

The Audit Committee is responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving services (audit and non-audit) and all fees for services performed by the independent registered public accounting firm. These policies were adopted in compliance with SOX and rules adopted by the SEC thereunder. In accordance with such policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Permissible non-audit services are usually limited to fees for accounting assistance or audits in connection with acquisitions and other services specifically related to accounting or audit matters such as comfort letters related to equity or debt offerings, audits of employee benefit plans and tax services. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee specific pre-approval authority provided the estimated fee for any such engagement does not exceed $25,000. The Chairman of the Audit Committee must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. In fiscal year 2019, all of the services and fees described above were pre-approved by the Audit Committee.

We anticipate that representatives of KPMG will be present at the Annual Meeting, will be available to respond to questions concerning the 2019 audit and are permitted to make a statement if they so desire.

If a quorum exists, action on this proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

The Board of Directors unanimously recommends you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020.

2020 Proxy Statement	13

Audit Committee Disclosures

The responsibilities of the Audit Committee, which are set forth in the Audit Committee charter adopted by the Board of Directors, include providing oversight of the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial reporting process, the preparation, presentation and integrity of the Company's financial statements and the systems of internal control, including disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the fair presentation of those financial statements in conformity with U.S. generally accepted accounting principles ("GAAP"), as well as issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing the conduct of these activities, appointing the Company's independent registered public accounting firm and for supervising the relationship between the Company and the independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and the independent registered public accounting firm, both jointly and separately.

The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2019 with management and KPMG, the Company's independent registered public accounting firm. The Audit Committee also reviewed Management's Report on Internal Control over Financial Reporting and KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for 2019 filed with the SEC.

The Audit Committee discussed with KPMG the matters required to be communicated to the Audit Committee by applicable Public Company Accounting Oversight Board standards. The Audit Committee received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. KPMG confirmed in its letter that it is independent of the Company under all relevant professional and regulatory standards.

Based on the review and discussions with management and KPMG referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2019 be included in the Company's Annual Report on Form 10-K for 2019 filed with the SEC.

As specified in the Audit Committee charter, the Audit Committee is not responsible for preparing or certifying financial statements, for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. Such matters are the responsibility of management, and where applicable, the independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and (ii) the report of KPMG with respect to such consolidated financial statements.

AUDIT COMMITTEE

David S, Mulcahy, Chair
Brenda J. Cushing
Robert L. Howe

14	2020 Proxy Statement

Executive Officers and Compensation

Executive Officers

Executive officers of the Company do not have fixed terms and serve at the pleasure of the Board of Directors. For the fiscal year ended December 31, 2019, our executive officers are:

John M. Matovina (age 65) served as Chief Executive Officer and President of the Company since 2012 until he resigned from those positions on March 1, 2020 and January 27, 2020, respectively. He has served as Chairman of the Company since April 2017 and is currently serving as non-executive Chairman following his termination of employment with the Company. He served as Chief Financial Officer and Treasurer of the Company from 2009 until 2012 and as the Company's Vice Chairman from 2003 until April 2017. Mr. Matovina is a certified public accountant and has more than 30 years of experience in the life insurance industry.

Ted M. Johnson (age 50) has served as Chief Financial Officer and Treasurer of the Company since 2012. He served as Vice President-Controller of the Company from 2001 to 2012. Mr. Johnson is a certified public accountant and has over 25 years of experience in the life insurance industry.

Ronald J. Grensteiner (age 57) has served as President of American Equity Investment Life Insurance Company, the Company's primary wholly-owned life insurance subsidiary ("American Equity Life"), since 2009 and is an Executive Vice President of the Company. He has more than 25 years of experience in the life insurance industry.

Jeffrey D. Lorenzen (age 54) has served as Executive Vice President and Chief Investment Officer since June 2015 and served as Senior Vice President and Chief Investment Officer since 2009. Mr. Lorenzen has more than 20 years of experience in the life insurance industry.

Renee D. Montz (age 48) has served as Executive Vice President and General Counsel since April 2016 and as Corporate Secretary since July 2016. She previously served as Vice President and Deputy General Counsel since June 2014. Prior to joining the Company, Ms. Montz served in various roles at AEGON Asset Management, a global asset management company, from 2004 to 2014, including as General Counsel, AEGON USA Investment Management, LLC from January 2012 to June 2014. She has over 20 years of legal experience and 15 years of experience in the life insurance industry.

Jennifer L. Bryant (age 48) has served as Executive Vice President and Chief Human Resource Officer of American Equity Life since June 2017 and was Senior Vice President and Chief Human Resource Officer from October 2016 to June 2017. From May 2013 to October 2016, Ms. Bryant was Senior Vice President, Human Resources of Bankers Trust Company, a banking and financial institution. Ms. Bryant served as Human Resources Business Partner at Aviva USA from December 2008 to May 2013. She has over 20 years of human resources experience.

Scott A. Samuelson (age 47) has served as Vice President and Chief Accounting Officer of the Company since June 2017. Prior to that, Mr. Samuelson served as Vice President-Controller of the Company since 2012. Mr. Samuelson is a certified public accountant and has over 20 years of experience in the life insurance industry.

Additionally, Anant Bhalla (age 42) became an executive officer of the Company following the end of the fiscal year ended December 31, 2019. Please refer to Proposal 1—Election of Directors—Class I Director Nominated for a Term that Expires at the 2022 Annual Meeting for Mr. Bhalla's biographical information.

2020 Proxy Statement	15

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes the Company's compensation objectives and philosophy and our 2019 compensation program. It also reviews the outcomes, including the Company's financial performance in 2019. Our named executive officers in 2019 were:

Name:	Title:

John M. Matovina	Chairman, Chief Executive Officer and President

Ted M. Johnson	Chief Financial Officer and Treasurer

Ronald J. Grensteiner	President, American Equity Life and Executive Vice President

Jeffrey D. Lorenzen	Executive Vice President and Chief Investment Officer

Renee D. Montz	Executive Vice President, General Counsel and Secretary

2019 Company Performance and Compensation Highlights

We delivered strong financial performance in 2019 despite the continuation of a challenging sales environment. We continued to grow our policyholder funds under management, which increased 4.3% to $53.2 billion at the end of 2019. We delivered net income of $246 million, or $2.68 per common share-assuming dilution. Our net income was negatively impacted by revisions of assumptions used to determine deferred sales inducements, deferred policy acquisition costs and reserves held for lifetime income benefit riders and by decreases in the discount rates used to compute the embedded derivative liability related to our fixed index annuities.

At our 2019 Annual Meeting of Shareholders, our shareholders cast an advisory vote (a "say-on-pay" vote) to approve the compensation of our named executive officers as disclosed in our proxy statement. Shareholders approved the say-on-pay proposal by an affirmative vote of 75.5% of the shares cast on that proposal. Prior to 2019, the affirmative vote for the say-on-pay proposal ranged from 94.1%-96.9% of the shares cast on that proposal. The Compensation Committee is unaware of any shareholder concerns with respect to the Company's executive compensation as no shareholders have contacted the Company or the Compensation Committee and the Company's executive compensation is not excessive. The Compensation Committee did note that a proxy advisory firm had issued a new voting recommendation report in 2019 to certain clients in which the firm recommended the clients vote against the Company's say-on-pay proposal due to certain elements of the Company's executive compensation program. The Company has modified several of its executive compensation practices which are responsive to the concerns identified in the proxy advisory firm's voting recommendation. Specifically, the Company no longer has any compensation agreements with excise tax gross-up provisions and the Company has added the following risk-mitigating features to its executive compensation program: stock ownership guidelines, post-vesting stock holding period requirements and a robust clawback policy.

The Compensation Committee reviewed the executive compensation program and made the following changes: (i) increased the target equity awards for Mr. Matovina from 150% to 225% of his base salary on the grant date; (ii) increased the target equity awards for the other named executive officers from 105% to 135% of base salary on the grant date; and (iii) changed the form of time-based equity awards from shares of restricted stock to restricted stock units ("RSUs"). 100% of Mr. Matovina's increase was performance-based RSUs. The increases to the other named executive officers were split between performance-based RSUs (80%) and time-based RSUs (20%).

Based on our 2019 annual performance achievements, 2019 performance incentive cash payouts for our named executive officers were 167% of their target amounts. Based on our three-year performance achievements, our named executive officers earned 136% of the target number of performance-based RSUs awarded to them for the 2017-2019 three-year performance period.

2020 Appointment of CEO & President

Anant Bhalla joined the Company as an executive officer in January 2020. Mr. Bhalla's compensation arrangement with the Company takes effect in 2020 and includes an annual base salary of $850,000 and participation in the Short-Term Plan and the Company's long-term equity incentive compensation program as described in "Compensation Decisions Relating to 2020 Compensation." Mr. Bhalla was granted (i) an option to purchase 50,000 shares of Common Stock, which has a five-year vesting period and (ii) 18,727 RSUs with an aggregate value of $500,000 with 50% of the grant subject to a one-year vesting period and the remaining 50% subject to a two-year vesting period.

16	2020 Proxy Statement

Mr. Bhalla also entered into a change in control agreement with the Company, pursuant to the same form of change in control agreement that exists with the named executive officers other than Mr. Matovina and is described under "Potential Payments Upon Termination or a Change in Control." If the Company terminates Mr. Bhalla's employment other than for Cause or due to death or disability, and subject to his execution and non-revocation of a release of claims, he is entitled to a lump sum severance payment consisting of (i) twenty-four months of his base salary and (ii) his target bonus opportunity under the Short-Term Plan for the year in which his employment terminates.

Compensation Philosophy and Overview

Our compensation policies and programs are designed to:

•
attract and retain highly qualified and motivated executive officers and employees;

•
encourage and reward achievement of our annual and long-term goals; and

•
align executive officers and employees interests with shareholders through stock ownership.

Elements.    The primary elements of compensation for the named executive officers for 2019 include: base pay; annual cash incentive compensation under our Short-Term Performance Incentive Plan (the "Short-Term Plan"); and long-term equity incentive compensation through performance-based RSUs and time-based RSUs granted under our 2016 Employee Incentive Plan (the "2016 Employee Incentive Plan").

Element	Description	Purpose

Base Salary	Fixed level of annual cash compensation and basis for target incentive compensation awards	Compensate for job duties based on skill, tenure and market information

Annual Incentive	Targeted variable/at-risk compensation expressed as a percentage of base salary	Focus executives on annual corporate goals through performance-based pay

Long-Term Incentive	Variable/at-risk equity compensation in the form of RSUs based on three-year performance, and time-based RSUs	Align executives' interests with shareholder interests and long-term results and promote retention

Program Highlights / Best Practices

•
Pay for performance philosophy demonstrated through significant compensation opportunity in the form of performance-based annual cash incentive and three-year, performance-based RSUs.

•
Stock ownership guidelines and post-vesting holding requirements.

•
Prohibitions on pledging, hedging and speculation in our securities.

•
Clawback provisions for cash and equity performance-based incentive compensation.

•
No repricing or exchange of underwater stock options without shareholder approval.

•
No tax gross-ups upon our change in control.

•
Limited perquisites for executive officers.

External Market Data.    The Compensation Committee reviews and considers external market data provided by its independent consultant. For 2019, the Compensation Committee engaged Pearl Meyer to conduct a study and provide advice and data with respect to compensation benchmarking and market practices for the Company's named executive officers. Pearl Meyer provided a new complete study and report in the fourth quarter of 2018 for use with all 2019 compensation decisions, including the new cadence for base salary increases. Beginning in 2019, base salary increases take effect at the beginning of the fiscal year, rather than in the middle of the fiscal year.

To develop a blended market consensus on base salary, target total cash compensation and target total direct compensation for the position of each named executive officer, Pearl Meyer utilized proxy data from twelve publicly

2020 Proxy Statement	17

traded insurance companies and compensation surveys, with a focus on financial services and insurance companies. The twelve insurance companies included in our peer group are shown below:

American Financial Group, Inc.	Horace Mann Educators Corp.

American National Insurance Co.	Kemper Corporation

Athene Holding Ltd.	National Western Life Group, Inc.

CNO Financial Group, Inc.	Primerica, Inc.

FBL Financial Group, Inc.	Reinsurance Group of America, Inc.

FGL Holdings	Torchmark Corporation (now known as Globe Life, Inc.)

For positions with a peer group and survey data source, Pearl Meyer arrives at market consensus compensation that is equally weighted using the peer group and survey data. For positions having only a survey data source, Pearl Meyer uses the survey data to arrive at market consensus compensation. Pearl Meyer focused on companies having total assets targeted at $62 billion. Pearl Meyer uses a variety of surveys with industry specific pay data for companies of similar size, but neither management nor the Compensation Committee is aware of the specific surveys used or the specific companies that participate in the surveys.

In using this external market data, the Compensation Committee's pay positioning strategy is anchored at the 50th percentile of market consensus for base salary, target total cash compensation and target total direct compensation, but with competitive ranges that are wider for target total cash compensation and target total direct compensation. The competitive range is 90%-110% of the 50th percentile for base salary and 80%-120% of the 50th percentile for target total cash compensation and target total direct compensation. This strategy helps achieve pay and performance alignment with pay above the 50th percentile when performance goals are exceeded and below the 50th percentile when performance goals are not achieved. The competitive ranges allow for various levels of experience and tenure. This external market data is only one of many factors reviewed and considered by the Compensation Committee, with other relevant factors including company performance, individual executive performance, individual executive experience, internal pay equity, executive retention, and succession planning. Accordingly, not every pay element or individual executive pay level is at the targeted market level.

Pay Mix.    For 2019, approximately 69% of the Chief Executive Officer's target annual compensation and 58% of each other named executive officer's target annual compensation is considered variable based on achieving performance objectives. Variable forms of compensation include compensation under the Short Term Plan and performance-based RSUs. In addition, the mix of compensation for 2019 for the Chief Executive Officer and the other named executive officers as a group is well aligned with market data included in Pearl Meyer's 2018 report. The Chief Executive Officer's base salary is slightly more than market (24% compared to 20%) with target long-term equity compensation slightly less than market (52% compared to 56%). The other named executive officers as a group have slightly more base salary than market with the offset in target annual cash incentive compensation.

Compensation Elements and Decisions for 2019

Base Salary.    Beginning with our 2019 fiscal year, base salary increases take effect at the beginning of the fiscal year, rather than in the middle of the fiscal year. In addition to the data provided by Pearl Meyer, in determining specific salaries for named executive officers for 2019, the Compensation Committee considered each executive's performance, length of service in the position and experience. In November 2018, the Compensation Committee

18	2020 Proxy Statement

approved increases to the base salaries of the named executive officers effective January 1, 2019, as shown in the table below:

Name	Base Salary	% Increase(1)

John M. Matovina	$900,000	5.9%

Ted M. Johnson	$556,000	4.9%

Ronald J. Grensteiner	$566,000	4.8%

Jeffrey D. Lorenzen	$493,000	4.9%

Renee D. Montz	$458,000	5.3%

(1)
Increases are calculated based on the named executive officer's base salary that was effective as of January 1, 2018, which were as follows: John M. Matovina $850,000, Ted M. Johnson $530,000, Ronald J. Grensteiner $540,000, Jeffrey D. Lorenzen $470,000, and Renee D. Montz $435,000. The salaries in effect as of January 1, 2018 were initially made effective July 1, 2017.

The increases in base salary for our named executive officers between the beginning of 2018 and the beginning of 2019 were at levels consistent with those provided to our employees generally. Consistent with the Compensation Committee's objective, Mr. Matovina's base salary for 2019 was 91% of the 50th percentile of the market consensus level and base salaries for our other named executives were within the competitive range of the 50th percentile of the market consensus levels.

Short-Term Incentive Compensation for 2019.    In November 2018, the Compensation Committee approved the structure of the short-term cash incentive compensation program for 2019 (the "2019 Program"). Under the 2019 Program, each named executive officer had a threshold, target and maximum incentive opportunity expressed as a percentage of base salary as of December 31, 2019. The 2019 Program threshold, target and maximum award opportunities remained the same as the prior year and are shown in the tables below. Mr. Matovina's target total cash compensation for 2019 was 82% of the 50th percentile of the market consensus level and the target total cash compensation for each of the other named executive officers was within the competitive range of the 50th percentile of the market consensus level. The Compensation Committee believes these award opportunities are appropriate, competitive and do not create an incentive to take undue or unnecessary risk that could materially harm the Company.

The short-term incentive compensation for fiscal year 2019 was paid based on achievement of threshold, target and maximum performance goals approved by the Compensation Committee established with respect to annuity deposits, non-GAAP operating income per share, investment spread and other than temporary impairments ("OTTI") and realized losses (the "2019 Company Performance Measures"). Each 2019 Company Performance Measure was weighted at 25% and measured independently and a named executive officer received an award if the threshold for a particular 2019 Company Performance Measure was achieved. The 2019 Company Performance Measures were the same performance measures used in the prior year except non-GAAP operating income was replaced with non-GAAP operating income per share. These measures are essentially the same, however the per share measure provides better alignment with shareholder value. The 2019 Company Performance Measures encompass key areas of Company performance that drive shareholder value and focus on growth in policyholder funds under management (annuity deposits) and financial performance (non-GAAP operating income per share, investment spread and OTTI and realized losses).

Non-GAAP operating income per share is a performance measure used in our 2019 Program which is not a financial measure prepared in accordance with GAAP. For information on how we compute this non-GAAP financial measure please refer to Item 6. Selected Consolidated Financial Data included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

2020 Proxy Statement	19

The 2019 Program design for each named executive officer, as a percentage of his or her base salary, was:

  Mr. Matovina

Metric	Threshold	Target	Maximum

Annuity Deposits	12.5%	25%	50%

Non-GAAP Operating Income Per Share	12.5%	25%	50%

Investment Spread	12.5%	25%	50%

OTTI and Realized Losses	12.5%	25%	50%

	50%	100%	200%

  Mr. Johnson, Mr. Grensteiner, Mr. Lorenzen and Ms. Montz

Metric	Threshold	Target	Maximum

Annuity Deposits	8.75%	17.5%	35%

Non-GAAP Operating Income Per Share	8.75%	17.5%	35%

Investment Spread	8.75%	17.5%	35%

OTTI and Realized Losses	8.75%	17.5%	35%

	35%	70%	140%

The following table shows our targets and achievement for the Company Goals for 2019:

Metric	Threshold	Target	Maximum	Actual

Annuity Deposits ($ millions)	$4,000	$4,800	$5,600	$4,963

Non-GAAP Operating Income Per Share	$3.30	$3.95	$4.60	$5.97

Investment Spread ($ millions)	$1,090	$1,250	$1,410	$1,325

OTTI and Realized Losses ($ millions)	$45	$37.5	$30	$26.53

These outcomes resulted in the following awards expressed as a percentage of base salary as of December 31, 2019: Mr. Matovina-167%; each of the other named executive officers-117%. The amounts awarded to each named executive officer for 2019 are included in the Summary Compensation Table appearing in the Executive Compensation Tables section of this proxy statement.

Long-Term Equity Compensation for the Three-Year Performance Period Ended December 31, 2019.    In February 2020, the Compensation Committee certified the results for the performance-based RSUs granted to the named executive officers in March 2017 for the three-year performance period ended December 31, 2019. As indicated in the table that follows, the Company's actual performance was between target and maximum for one of the performance measures and above maximum for the other performance measure. This resulted in 136.03% of the performance-based RSUs granted in 2017 being earned. The number of shares of Common Stock earned by each named executive officer in settlement of the performance-based RSUs was as follows: Mr. Matovina-23,347; Mr. Johnson-16,090; Mr. Grensteiner-16,405; Mr. Lorenzen-14,355; and Ms. Montz-13,251. In addition, each named executive officer received a cash payment equivalent to the cumulative cash dividends on the number of shares of Common Stock earned for 2017-2019.

Metric	Threshold	Target	Maximum	Actual

Book Value Per Share Growth	5%	9%	13%	10.77%

Return on Average Equity	5%	9%	13%	16.46%

The Book Value Per Share Growth performance measure used in our 2017-2019 performance-based RSU program, is based on book value per share excluding AOCI, which is not a financial measure prepared in accordance with

20	2020 Proxy Statement

GAAP. For information on how we compute this non-GAAP financial measure please refer to Item 6. Selected Consolidated Financial Data included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. Return on Average Equity is determined by dividing non-GAAP operating income by average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives.

Long-Term Equity Compensation Awarded for 2019.    In February 2019, the Compensation Committee awarded the named executive officers performance-based RSUs and time-based RSUs under the 2016 Employee Incentive Plan. The time-based RSUs were substituted for time-base restricted stock granted in prior years. The total target incentive opportunity awarded for 2019 was equal to 225% of base salary at the grant date for Mr. Matovina and 135% of base salary at the grant date for the other named executive officers, compared to 150% of base salary at the grant date for Mr. Matovina and 105% of base salary at the grant date for each other named executive officer for 2018. These increases were consistent with Pearl Meyer's recommendations and were made by the Compensation Committee to improve the overall competitive positioning of target total direct compensation for each named executive officer. Mr. Matovina's target total direct compensation increased from 61% to 76% of the 50th percentile of the market consensus level and resulted in target total direct compensation that was slightly below the Compensation Committee's competitive range for the 50th percentile of the market consensus level. The target total direct compensation for each of the other named executive officers was within the competitive range of the 50th percentile of the market consensus level. The entire increase in Mr. Matovina's long-term equity compensation was allocated to performance-based equity compensation increasing the percentage of his target annual compensation that was variable or performance-based to 69% from 62% and resulting in a mix of performance-based (87%) and time-based (13%) long-term equity compensation that was slightly different than Pearl Meyer's recommended mix of 80% performance-based and 20% time-based. The mix of 80% performance-based and 20% time-based long-term equity compensation for the other named executive officers for 2019 was the same mix as 2018 consistent with Pearl Meyer's recommendation.

Performance-Based RSU Grant: The performance-based RSUs are tied to threshold, target and maximum performance goals approved by the Compensation Committee for the three-year period ending December 31, 2021, established with respect to Book Value Per Share Growth, based on book value per share excluding accumulated other comprehensive income ("AOCI"), and Return on Average Equity ("ROAE"), based on non-GAAP operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives, each weighted at 50% and measured independently. The target number of performance-based RSUs granted to Mr. Matovina and the other named executive officers was equal to 195% and 108%, respectively, of base salary on the grant date divided by the closing price of the Common Stock on the grant date. The threshold, target and maximum numbers for performance-based RSUs that can be earned are included in the 2019 Grants of Plan-Based Awards table appearing in the Executive Compensation Tables section of this proxy statement. If the threshold performance level is not reached for a performance measure, none of the performance-based RSUs will be earned for that performance measure. If the threshold performance level is achieved for a performance measures, 50% of the performance-based RSUs will be earned for that performance measure. If the target performance level is achieved for a performance measure, 100% of the performance-based RSUs will be earned for that performance measure. If the maximum performance level is achieved for a performance measure, 150% of the performance-based RSUs will be earned for that performance measure. The performance-based RSUs are eligible for dividends, but dividends will only be paid on the performance-based RSUs that are earned. Earned dividends will be paid in cash. Subject to certain limited exceptions, including change in control, death, disability and retirement (as defined in the 2016 Employee Incentive Plan), the performance-based RSUs are forfeited without consideration upon termination of employment. Performance-based RSUs granted in 2019 are earned based on performance against the following performance metrics:

Metric	Below Threshold	Threshold	Target	Maximum

Book Value Per Share Growth	—%	25%	50%	75%

ROAE	—%	25%	50%	75%

Aggregate Percentage Achievable at Each Performance Level	—%	50%	100%	150%

The specific performance goals for the three-year period ending December 31, 2021 will be disclosed in the proxy statement for 2022. At the time the performance goals were approved by the Compensation Committee, it was believed that they reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Company's business plan and the realization of macro-economic and financial market conditions reasonably aligned with the Company's expectations.

2020 Proxy Statement	21

Time-Based RSU Grant: In 2019, the number of time-based RSUs awarded to Mr. Matovina and the other named executive officers was equal to 30% and 27%, respectively, of base salary on the grant date divided by the closing price of the Common Stock on the grant date. The number of time-based RSUs awarded to the named executive officers is included in the 2019 Grants of Plan-Based Awards table appearing in the Executive Compensation Tables section of this proxy statement. The time-based RSUs vest on the earlier of: (i) three years after the grant date; and (ii) attainment of age 65 and following 10 years of service with the Company. Pursuant to this provision, the time-based RSUs for Mr. Matovina vested in 2019. The time-based RSUs are eligible for dividends, but dividends will only be paid on the time-based RSUs that vest. Vested dividends will be paid in cash. Subject to certain limited exceptions, including change in control, death, disability and retirement (as defined in the 2016 Employee Incentive Plan), the time-based RSUs are forfeited without consideration upon termination of employment.

Compensation Decisions Relating to 2020 Compensation

Base Salaries.    In November 2019, the Compensation Committee approved increases to the base salaries of the named executive officers effective January 1, 2020 as shown in the table below.

Name	Base Salary

Ted M. Johnson	$573,000

Ronald J. Grensteiner	$580,000

Jeffrey D. Lorenzen	$508,000

Renee D. Montz	$472,000

Short-Term Incentive Compensation.    In November 2019, the Compensation Committee approved the structure of the short-term incentive compensation program for 2020. The short-term incentive compensation for fiscal year 2020 will be paid, if earned, in cash, subject to the achievement of threshold, target and maximum performance goals approved by the Compensation Committee established with respect to annuity deposits, non-GAAP operating income per share, and investment spread (the "2020 Company Performance Measures") and for each named executive officer other than Mr. Bhalla, individual performance goals. Each 2020 Company Performance Measure is weighted at 331/3% for Mr. Bhalla and 25% for each named executive officer. For the named executive officers other than Mr. Bhalla, 25% of the award opportunity is based on individual goals related to their respective areas of responsibility. Attainment of each 2020 Company Performance Measure and individual goal is measured independently. Target and maximum award opportunities for fiscal year 2020 are 150% and 300% of base salary, respectively, for Mr. Bhalla and 70% and 140% of base salary, respectively, for each other named executive officer.

The 2020 Company Performance Measures are the same measures used in the 2019 Program except that the OTTI and realized losses performance measure is not a performance measure for 2020. The Compensation Committee decided to remove this measure at its meeting in late February. In making this determination the Compensation Committee considered that while this performance measure was aligned with the Company's business strategy, the outcome for this performance measure had resulted in a payout at maximum for each of the three years the measure was part of the Short-Term Plan (despite the establishment of target and maximum performance goals that reflected an appropriate degree of stretch) and the challenges in establishing threshold, target and maximum goals for a performance measure whose outcome could have significant variability from factors outside the control of management.

In early April, the Compensation Committee approved threshold, target and maximum performance goals for the 2020 Company Performance Measures. The specific performance goals approved reflect consideration of the anticipated impact on the Company's business and financial results from the COVID-19 pandemic. The Compensation Committee is sensitive to having performance goals that reflect the appropriate balance between employee retention, motivation and reward and the interests of shareholders. As the year progresses, the Compensation Committee will assess the reasonableness of assumptions underlying the approved performance goals compared to actual outcomes with the objective of ensuring that final outcomes for the 2020 short-term incentive compensation program do not result in a windfall to or unduly penalize the participants. Consistent with prior practice, the specific performance goals for the 2020 Company Performance Measures will be disclosed in next year's proxy statement.

Long-Term Incentive Compensation.    In February 2020, the Compensation Committee granted performance-based RSUs to the named executive officers. The performance-based RSUs will be tied to threshold, target and maximum performance goals approved by the Compensation Committee for the three-year period ending

22	2020 Proxy Statement

December 31, 2022 established with respect to Book Value Per Share Growth (based on book value per share excluding AOCI and fair value changes in derivatives and embedded derivatives) and ROAE (based on non-GAAP operating income and average stockholders' equity excluding AOCI and fair value changes in derivatives and embedded derivatives), each weighted at 50% and measured independently. The target number of performance-based RSUs granted to the named executive officers was equal to the following percentages of their base salary on the grant date divided by the closing price of the Common Stock on the grant date: Mr. Bhalla-220%; Messrs. Johnson and Lorenzen-116%; and Mr. Grensteiner and Ms. Montz-108%. If the threshold performance level is not reached for a performance measure, none of the performance-based RSUs will be earned for that performance measure. If the threshold performance level is achieved for a performance measure, 50% of the performance-based RSUs will be earned for that performance measure. If the target performance level is achieved for a performance measure, 100% of the performance-based RSUs will be earned for that performance measure. If the maximum performance level is achieved for a performance measure, 150% of the performance-based RSUs will be earned for that performance measure. The performance-based RSUs are eligible for dividends, but dividends will only be paid on the time-based RSUs that vest. Vested dividends will be paid in cash. Subject to certain limited exceptions, including change in control, death, disability and retirement (as defined in the 2016 Employee Incentive Plan), the performance-based RSUs are forfeited without consideration upon termination of employment.

The performance measures for the three-year period ending December 31, 2022 are the same measures used for the three-year period ending December 31, 2021 with the exception that actual results for the three-year period ending December 31, 2022 will be computed without regard to any changes in accounting standards that might be implemented within the three-year performance period.

In early April, the Compensation Committee approved threshold, target and maximum performance goals for the 2020 long-term equity incentive compensation program. The specific performance goals approved reflect consideration of the anticipated impact on the Company's business and financial results from the COVID-19 pandemic. The Compensation Committee is sensitive to having performance goals that reflect the appropriate balance between employee retention, motivation and reward and the interests of shareholders. As the performance period progresses, the Compensation Committee will assess the reasonableness of assumptions underlying the approved performance goals compared to actual outcomes with the objective of ensuring that final outcomes for the 2020 long-term equity incentive compensation program do not result in a windfall to or unduly penalize the participants. Consistent with prior practice, the specific performance goals for the 2020 long-term equity incentive compensation program will be disclosed in the proxy statement for 2023.

In February 2020, the Compensation Committee granted time-based RSUs to the named executive officers. The number of time-based RSUs granted to the named executive officers was equal to the following percentages of their base salary on the grant date divided by the closing price of the Common Stock on the grant date; Mr. Bhalla-55%; Messrs. Johnson and Lorenzen-29%; and Mr. Grensteiner and Ms. Montz-27%. The time-based RSUs vest on the earlier of: (i) three years after the grant date; and (ii) attainment of age 65 and following 10 years of service with the Company. The time-based RSUs are eligible for dividends, but dividends will only be paid on the time-based RSUs that vest. Vested dividends will be paid in cash. Subject to certain limited exceptions, including change in control, death, disability and retirement (as defined in the 2016 Employee Incentive Plan), the time-based RSUs are forfeited without consideration upon termination of employment.

The financial markets have experienced significant disruption since the Compensation Committee approved the equity awards described above for 2020. The Compensation Committee met in early April 2020 and considered whether the closing price of the Common Stock which was $26.80 on the February 2020 grant date had resulted in an undue benefit to the executive officers receiving equity awards on the grant date. The Compensation Committee concluded no adjustments to the number of shares were warranted as a result of market developments following the February 2020 grant date.

Additional Programs and Policies

Stock Ownership Guidelines.    We emphasize long-term equity compensation in our total compensation package for all employees and particularly for senior officers. We believe this helps align the interests of employees and officers with shareholder interests and creates an incentive to build our Common Stock value. On February 28, 2020, the Board of Directors adopted Stock Ownership Guidelines applicable to the Company's executive officers. The Chief Executive Officer is required to own Common Stock with a value equal to five times the Chief Executive Officer's base annual salary. Each other executive officer is required to own Common Stock with a value equal to three times the executive officer's base annual salary. Executive officers have seven years from the later of: (i) the date of adoption of the Stock Ownership Guidelines; and (ii) the date they become an executive officer subject to Section 16 of the Securities Exchange Act of 1934, as amended, to obtain the required Common Stock ownership.

2020 Proxy Statement	23

The executive officers are required to retain 100%, of the net after-tax shares acquired from the vesting, settlement or exercise of equity awards until they meet the stock ownership level. Common Stock ownership levels are measured annually on December 31 and shares will be valued at the highest per share price over the prior 12-month period. Once an executive officer meets the applicable stock ownership level, no further investment in Common Stocks is required to compensate for a subsequent decline in the market value of those shares or a change in salary. All named executive officers other than Ms. Montz, have met the requirements of the Stock Ownership Guidelines. Ms. Montz became an executive officer in April 2016 and is on pace for compliance based on outstanding equity awards that are not vested.

Hedging and Pledging Policy.    Our directors and executive officers are prohibited from engaging in forms of hedging or monetization transactions, such as certain types of forward contracts, equity swaps, collars, and exchange funds, which allow a shareholder to lock in much of the value of his or her stock holding without the full risks and rewards of stock ownership. In addition, directors and executive officers are prohibited from purchasing Company securities on margin or borrowing against any account in which shares of Common Stock are owned.

Incentive Compensation Repayment Policy.    On February 28, 2020, the Board of Directors adopted an Incentive Compensation Repayment Policy (the "Repayment Policy") covering cash and equity incentive compensation earned on the basis of performance. The Repayment Policy covers current and former employees of the Company who are or were subject to Section 16 of the Securities Exchange Act of 1934, as amended, at the time the incentive compensation was earned by such individual (the "Covered Individual"). In the event of a restatement of the financial statements of the Company due to material non-compliance with any financial reporting requirements under the federal securities laws due to an act of embezzlement, fraud, breach of fiduciary duty, misconduct or gross negligence by a Covered Individual that results in a performance measure or specified performance target being restated, the Board of Directors may lower the amount of incentive compensation that would have been earned by the Covered Individual and require reimbursement or forfeiture of such amounts in excess of the lowered amount.

Prohibition on Repricing.    Our equity compensation plans prohibit us from reducing the exercise price of outstanding stock options or stock appreciation rights without shareholder approval.

Severance Plan.    The Company has a severance plan to provide benefits to employees, including the named executive officers, whose employment is terminated by the Company due to reorganization or reduction in our workforce. Additional details on the terms of the severance plan are described under "Potential Payments Upon Termination or a Change in Control."

Change in Control and Separation Arrangements.    To promote retention of senior officers, we have entered into change in control agreements with a small group of our executives including each named executive officer. The terms of such agreements are described under "Potential Payments Upon Termination or a Change in Control". We have no other written employment contracts or separation agreements with any of our named executive officers, other than with respect to Mr. Bhalla's offer letter.

Other Compensation.    All of our employees are eligible to participate in our 401(k) plan once they have completed thirty days of employment with us and attained age 18. We match 100% of employee contributions to the 401(k) plan up to 3% of the employee's total eligible compensation and match 50% of employee contributions up to the next 2% of the employee's total eligible compensation, subject to the limitations specified in the Internal Revenue Code of 1986 (the "Code").

Moreover, employees are eligible to participate in the Employee Stock Ownership Plan ("ESOP"). The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Company. Employees become eligible once they have completed a minimum of six months of service and their interests in the ESOP become 100% vested after two years of their service to the Company. The Company makes semi-annual discretionary contributions to the ESOP.

All of our employees are eligible for insurance benefits including health, dental, long-term disability and life insurance. Employees also have access to employer-sponsored annuities.

Limited perquisites are available for our named executive officers. The only perquisite available to our named executive officers that was not available to our other employees in 2019 was limited personal travel on the Company's aircraft.

24	2020 Proxy Statement

Other Compensation Considerations

Timing of Compensation Decisions.    Base salaries and incentive compensation opportunities for executive officers are determined by the Compensation Committee at its November meeting. Annual grants of equity awards are approved by the Compensation Committee at its first regularly scheduled meeting of the calendar year which is typically in late February or early March. The grant date for equity awards is the same day as the Compensation Committee meeting and the number of shares for each equity grant is computed using the closing price of our Common Stock on the date of the Compensation Committee meeting. This timing and process is designed to ensure that our fourth quarter and full year financial results (typically released by mid-February) are fully disseminated in the market by the time the number of shares for equity grants is determined.

Tax Implications of Executive Compensation.    Federal income tax law limits a public company's income tax deduction for compensation in excess of $1 million paid to certain named executive officers. For taxable years prior to 2018, the limitation did not apply to compensation that qualified as "performance-based compensation" under applicable federal income tax rules. However, federal tax legislation passed in December 2017 repealed the "performance-based" exemption and the limitation on deductibility was expanded to include executive officers previously not subject to the limitation. As a result, for taxable years after December 31, 2017, compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017.

Historically, the Company and the Compensation Committee have designed the Company's executive compensation programs to qualify for deductibility under applicable income tax laws. Notwithstanding changes in the tax deductibility requirements, the Compensation Committee believes that a significant portion of our executive officers' compensation should be tied to measures of performance of our business and intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders. Accordingly, while the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be appropriate for achieving the Company's business plans, goals and objectives, even if such compensation is not tax deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

A. J. Strickland, III, Chair
Joyce A. Chapman
Brenda J. Cushing

2020 Proxy Statement	25

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation3) ($)	Bonus(4) ($)	All Other Compensation(5) ($)	Total ($)

John M. Matovina	2019	900,000	2,024,999	1,502,034	—	32,639	4,459,672
Chief Executive Officer	2018	863,500	1,275,015	1,372,568	—	41,452	3,552,535
and President	2017	795,000	592,009	1,318,515	—	32,368	2,737,892

Ted M. Johnson	2019	556,000	750,611	649,546	—	31,121	1,987,278
Chief Financial Officer	2018	538,500	780,668	594,283	—	36,702	1,950,153
and Treasurer	2017	520,000	407,995	570,745	127,500	29,605	1,655,845

Ronald J. Grensteiner	2019	566,000	764,094	661,229	—	31,209	2,022,532
Exec. Vice President	2018	548,500	697,758	575,905	—	36,663	1,858,826
	2017	530,000	415,989	586,351	130,000	29,772	1,692,112

Jeffrey D. Lorenzen	2019	493,000	665,568	575,947	—	30,325	1,764,840
Exec. Vice President and	2018	477,500	624,268	543,899	—	35,237	1,680,904
Chief Investment Officer	2017	462,500	363,991	475,288	113,750	29,624	1,445,153

Renee D. Montz	2019	458,000	618,283	535,058	—	29,686	1,641,027
Exec. Vice President,	2018	442,500	680,908	473,148	—	30,503	1,627,059
General Counsel and Secretary	2017	427,500	336,000	468,441	98,750	24,791	1,355,482

(1)
Amounts for 2019 reflect grant date fair value pursuant to FASB ASC Topic 718 of performance-based RSUs (assuming target performance is the probable outcome), and time-based RSUs granted, each as previously described above under "Long-Term Equity Compensation Awarded for 2019" in the Compensation Discussion and Analysis. For further information, please see Note 11 Retirement and Share-based Compensation Plans in the Notes to Consolidated Financial Statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2019. Grant date fair value for the 2019 performance-based RSUs is $1,754,993 for Mr. Matovina, $600,495 for Mr. Johnson, $611,288 for Mr. Grensteiner, $532,448 for Mr. Lorenzen, and $494,626 for Ms. Montz. Grant date fair value assuming payout at maximum performance would be $2,632,490 for Mr. Matovina, $900,743 for Mr. Johnson, $916,932 for Mr. Grensteiner, $798,672 for Mr. Lorenzen, and $741,939 for Ms. Montz. In addition, amounts for 2019 include awards of time-based RSUs with a grant date fair value of $270,006 for Mr. Matovina, $150,116 for Mr. Johnson, $152,806 for Mr. Grensteiner, $133,120 for Mr. Lorenzen, and $123,657 for Ms. Montz. See 2019 Grants of Plan-Based Awards below for additional information on the 2019 stock awards.

(2)
Amounts for 2018 and 2017 reflect grant date fair value pursuant to FASB ASC Topic 718 of performance-based RSUs (assuming target performance is the probable outcome), time-based RSUs and restricted stock granted under the long-term equity compensation programs for those years.

(3)
Amounts for 2019 consist of cash awards earned under the Short-Term Plan previously described above under "Short-Term Incentive Compensation for 2019" in the Compensation Discussion and Analysis. Amounts for 2018 and 2017 consist of cash awards earned under the short-term incentive compensation programs applicable for 2018 and 2017.

(4)
In March 2017, the Compensation Committee awarded discretionary bonuses in an amount equal to 25% of base salary to each of Mr. Johnson, Mr. Grensteiner, Mr. Lorenzen and Ms. Montz.

(5)
Amounts for 2019 include $17,354 for Mr. Matovina, $17,349 for Mr. Johnson, $17,354 for Mr. Grensteiner, $17,313 for Mr. Lorenzen and $17,276 for Ms. Montz for Company contributions to the ESOP. In addition, amounts for 2019 include $11,200 for each named executive officer for the Company match of 401k contributions.

26	2020 Proxy Statement

The following table provides information regarding grants of plan-based awards including RSUs and non-equity compensation granted to the named executives during 2019.

2019 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)

John M. Matovina	2/28/2019	—	—	—	13,863	55,450	83,175	—	1,754,993
	2/28/2019	—	—	—	—	—	—	8,531	270,006
	N/A	112,500	900,000	1,800,000	—	—	—	—	—

Ted M. Johnson	2/28/2019	—	—	—	4,743	18,973	28,460	—	600,495
	2/28/2019	—	—	—	—	—	—	4,743	150,116
	N/A	48,650	389,200	778,400	—	—	—	—	—

Ronald J. Grensteiner	2/28/2019	—	—	—	4,829	19,314	28,971	—	611,288
	2/28/2019	—	—	—	—	—	—	4,828	152,806
	N/A	49,525	396,200	792,400	—	—	—	—	—

Jeffrey D. Lorenzen	2/28/2019	—	—	—	4,206	16,823	25,235	—	532,448
	2/28/2019	—	—	—	—	—	—	4,206	133,120
	N/A	43,138	345,100	690,200	—	—	—	—	—

Renee D. Montz	2/28/2019	—	—	—	3,907	15,628	23,442	—	494,626
	2/28/2019	—	—	—	—	—	—	3,907	123,657
	N/A	40,075	320,600	641,200	—	—	—	—	—

(1)
These awards represent the estimated payout under the short-term cash incentive compensation program applicable for fiscal year 2019 previously described above under "Short-Term Incentive Compensation for 2019" in the Compensation Discussion and Analysis. The actual cash incentive compensation earned is reflected above in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation."

(2)
These awards represent the estimated payout of performance-based RSUs applicable for fiscal year 2019 previously described above under "Long-Term Equity Compensation Awarded for 2019" in the Compensation Discussion and Analysis. The number of performance-based RSUs granted that will be earned is dependent on the achievement of certain threshold, target and maximum performance goals for the three year period ending December 31, 2021. 50% of the performance-based RSUs granted will be earned if the Company meets threshold for each performance goal, 100% of the performance-based RSUs will be earned if the Company meets target for each performance goal and 150% of the performance-based RSUs will be earned if the Company meets maximum for each performance goal. The performance-based RSUs are eligible for dividends, but dividends will only be paid on the performance-based RSUs that vest. Vested dividends will be paid in cash.

(3)
These awards represent the time-based RSU grants for fiscal year 2019 previously described above under "Long-Term Equity Compensation Awarded for 2019" in the Compensation Discussion and Analysis. The time-based RSUs vest on the earlier of (i) three years after the grant date and (ii) attainment of age 65 and following 10 years of service with the Company. Pursuant to this provision, the time-based RSUs for Mr. Matovina vested in 2019. The time-based RSUs are eligible for dividends, but dividends will only be paid on the time-based RSUs that vest. Vested dividends will be paid in cash.

(4)
Reflects grant date fair value of the performance-based RSUs and time-based RSUs pursuant to FASB ASC Topic 718. Grant date fair value was calculated using the closing market price of the Common Stock of $31.65. Amounts for the performance-based RSUs assume target performance is the probable outcome.

2020 Proxy Statement	27

The following table provides information about unexercised stock options to acquire Common Stock, unvested performance-based RSUs, unvested time-based restricted stock and unvested time-based RSUs granted to named executive officers. Vesting schedules applicable to such awards are as follows:

•
All unexercised stock options are vested.

•
The performance-based RSUs vest at the end of the applicable three-year performance period and are paid out upon approval by the Compensation Committee of attainment of performance levels for the applicable three-year period. Subject to certain limited exceptions, including change in control, death, disability and retirement (as defined in the 2016 Employee Incentive Plan), the performance-based RSUs are forfeited without consideration upon termination of employment.

•
The time-based restricted stock and time-based RSUs vest on the earlier of: (i) the date three years following the grant date; and (ii) attainment of age 65 and following 10 years of service with the Company. Subject to certain limited exceptions, including change in control, death, disability and retirement (as defined in the 2016 Employee Incentive Plan), the time-based restricted stock and time-based RSUs are forfeited without consideration upon termination of employment.

	Outstanding Equity Awards at December 31, 2019

				Option Awards			Stock Awards

Name	Grant Date	Vesting Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

John M. Matovina	6/11/2010	6/11/2013		27,750	9.27	6/10/2020	—	—	—	—
	3/9/2017	—	(2)	—	—	—	—	—	25,745	770,548
	2/27/2018	—	(3)	—	—	—	—	—	48,281	1,445,050
	2/28/2019	—	(4)	—	—	—	—	—	83,175	2,489,428

Ted M. Johnson	3/9/2017	—	(2)	—	—	—	—	—	17,742	531,018
	3/9/2017	3/9/2020		—	—	—	2,957	88,503	—	—
	2/27/2018	—	(3)	—	—	—	—	—	21,074	630,745
	2/27/2018	2/27/2021		—	—	—	3,512	105,114	—	—
	2/28/2019	—	(4)	—	—	—	—	—	28,460	851,808
	2/28/2019	2/28/2022		—	—	—	4,743	141,958	—	—

Ronald J. Grensteiner	3/9/2017	—	(2)	—	—	—	—	—	18,090	541,434
	3/9/2017	3/9/2020		—	—	—	3,015	90,239	—	—
	2/27/2018	—	(3)	—	—	—	—	—	21,471	642,627
	2/27/2018	2/27/2021		—	—	—	3,578	107,090	—	—
	2/28/2019	—	(4)	—	—	—	—	—	28,971	867,102
	2/28/2019	2/28/2022		—	—	—	4,828	144,502	—	—

Jeffrey D. Lorenzen	3/9/2017	—	(2)	—	—	—	—	—	15,830	473,792
	3/9/2017	3/9/2020		—	—	—	2,638	78,955	—	—
	2/27/2018	—	(3)	—	—	—	—	—	18,687	559,302
	2/27/2018	2/27/2021		—	—	—	3,115	93,232	—	—
	2/28/2019	—	(4)	—	—	—	—	—	25,235	755,284
	2/28/2019	2/28/2022		—	—	—	4,206	125,886	—	—

Renee D. Montz	3/9/2017	—	(2)	—	—	—	—	—	14,612	437,337
	3/9/2017	3/9/2020		—	—	—	2,435	72,880	—	—
	2/27/2018	—	(3)	—	—	—	—	—	17,295	517,639
	2/27/2018	2/27/2021		—	—	—	2,883	86,288	—	—
	2/28/2019	—	(4)	—	—	—	—	—	23,442	701,619
	2/28/2019	2/28/2022		—	—	—	3,907	116,937	—	—

(1)
Calculated based on the closing market price of the Common Stock on December 31, 2019, which was $29.93.

(2)
The unearned shares included in this row represent performance-based RSUs awarded during 2017. As our performance as of the end of 2019 for the related performance period exceeded the target performance goals, these awards are shown at maximum (150% of target). These awards vested at 136% of target based on actual performance over the three-year period ended December 31, 2019 as certified by the Compensation Committee on February 27, 2020.

(3)
The unearned shares included in this row represent performance-based RSUs awarded during 2018. As our performance as of the end of 2019 for the related performance period exceeded the target performance goals, these awards are shown at maximum (150% of target). However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full three-year performance period ending December 31, 2020, and the Compensation Committee's certification of the performance.

(4)
The unearned shares included in this row represent performance-based RSUs awarded during 2019. As our performance as of the end of 2019 for the related performance period would have resulted in a payout in excess of target, these awards are shown at maximum (150% of target). However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full three-year performance period ending December 31, 2021, and the Compensation Committee's certification of the performance.

28	2020 Proxy Statement

Option Exercises and Stock Vested

Set forth below are the stock option exercises and the stock vested for the named executive officers during 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John M. Matovina	40,000	927,600	53,581	1,593,411

Ted M. Johnson	30,000	625,151	28,419	833,675

Ronald J. Grensteiner	—	—	26,376	792,060

Jeffrey D. Lorenzen	—	—	23,402	699,259

Renee D. Montz	—	—	22,470	648,041

Potential Payments Upon Termination or a Change in Control

Aside from the change in control agreements described below, we have no employment contracts or separation agreements with any of our named executive officers.

Messrs. Matovina, Johnson, Grensteiner and Lorenzen and Ms. Montz are eligible for severance under the Company's severance plan if they are terminated because of a reduction of or realignment in the Company's workforce or elimination of their position, function or operation. They are not eligible for such severance benefits if they take a comparable job with the Company, fail to sign a release of claims, do not remain in compliance with Company policies, fail to abide by all applicable confidentiality, non-solicitation, non-disclosure and non-compete policies, as applicable, and/or other specified reasons. The severance payable under the severance plan is two weeks of base pay for each year of the eligible recipient's service with the Company. The severance plan has a minimum benefit of twelve weeks and a maximum benefit of 26 weeks of base pay. The following is the severance benefit that the named executive officers would have received had they qualified for such benefits on December 31, 2019: Mr. Matovina-$450,000; Mr. Johnson-$278,000; Mr. Grensteiner-$283,000; Mr. Lorenzen-$189,615 and Ms. Montz-$105,692.

If a named executive officer experiences a termination of employment with the Company that is not in connection with a change in control or due to death, disability, retirement or a qualifying termination under the Company's severance plan as describe above, the named executive officer would be entitled only to the following payments and benefits, which are provided pursuant to the terms of the plan or contract governing such payment or benefit or are otherwise applicable to all Company employees (such payments and benefits, the "Accrued Amounts"):

•
Accrued and unpaid base salary through the termination date (two week notice of termination by either the employer or employee is required), with no right to receive any cash bonus or incentive amounts not earned prior to notice of termination;

•
The right to exercise vested stock options within thirty or sixty days of the termination date depending on the terms of the stock options;

•
Distribution of the executive's 401(k) account and ESOP account;

•
COBRA benefits, if elected, for the purchase of medical and dental insurance; and

•
The right to convert group life insurance to an individual policy without proof of insurability, at the executive's ongoing expense.

We entered into change in control agreements with a small group of senior executives, including each of the named executive officers, which would provide payments and benefits to them if their employment with the Company terminates under certain circumstances following a "change in control" (as defined below) of the Company. Such circumstance includes the executive's discharge without "Cause" (as defined below) or voluntary resignation by the executive for "Good Reason" (as defined below). We refer to such a termination of employment as a "Qualifying Change in Control Termination". If any of the named executive officers receive change in control payments, they are ineligible to receive severance under the Company's severance plan.

2020 Proxy Statement	29

A "change in control" is defined to include: (i) the acquisition by any person of 35% of the combined voting power of the Company; (ii) a majority of the directors originally on the Board of Directors (and with certain designated successors) ceasing to constitute a majority of the Board of Directors; (iii) a merger with another entity in which the Company's voting securities cease to represent at least 50% of the combined voting power of the surviving entity; or (iv) the sale of substantially all of the assets of the Company.

"Cause" under the change in control agreements generally includes (i) the executive's willful and continued failure to substantially perform the executive's duties (other than a failure resulting from the executive's incapacity due to physical or mental illness), after a written demand for substantial performance from the Board of Directors; (ii) the conviction of the executive of, or an entering of a guilty plea or a plea of no contest by the executive to, a felony; or (iii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

"Good Reason" generally means any of the following without the executive's consent and subject to certain notice and cure periods: (i) subject to certain exceptions, the assignment to the executive of any duties inconsistent with the executive's position, including any change in status, authority, duties or responsibilities or any other action that results in a material diminution in such status, authority, duties or responsibilities; (ii) a reduction in the executive's base salary; (iii) the relocation of the executive's office to a location more than 50 miles outside West Des Moines, Iowa; (iv) unless a plan providing a substantially similar compensation or benefit is substituted, (a) the Company's failure to continue in effect any fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the executive is participating prior to the change in control which adversely affects the executive's total compensation in a material manner, or (b) the Company's action that adversely affects the executive's participation in or materially reduces or deprives him of his benefits under, such plans; or (v) the Company's failure to obtain the assumption of the change in control agreement by a successor.

During the term of the change in control agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

If a Qualifying Change in Control Termination of a named executive officer occurs within thirty-six months following a change in control, the named executive officer would be entitled to receive the following, in addition to the Accrued Amounts described above:

•
Salary continuation payments for three years, payable in installments for Mr. Matovina and payable in a lump sum for Mr. Johnson, Mr. Grensteiner, Mr. Lorenzen and Ms. Montz;

•
A cash lump sum equal to the amount of the target annual bonus that the executive would receive for the year in which the executive's termination occurs, prorated through the date of termination;

•
A cash lump sum equal to three times the executive's target annual bonus;

•
Automatic vesting of unvested stock options, unvested shares of time-based restricted stock, unvested performance-based RSUs at target performance levels and unvested time-based RSUs; and

•
Continuation of health, dental and life insurance benefits during the salary continuation period.

Mr. Johnson's, Mr. Grensteiner's, Mr. Lorenzen's and Ms. Montz's change in control agreements provide that if payments and benefits provided to them would constitute an "excess parachute payment" for purposes of Section 280G of the Code, they would have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of the payment taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.

Mr. Matovina's change in control agreement is no longer in effect following his retirement on April 16, 2020. Mr. Matovina's change in control agreement provided that he would also receive an amount equal to a full gross-up for any excise tax incurred by him as a result of receiving change in control payments.

The following table sets forth the estimated amount of compensation each named executive officer would receive upon a Qualifying Change in Control Termination that took place on December 31, 2019. No target annual bonus

30	2020 Proxy Statement

amounts are included for the year of termination since such bonus amounts are earned for a termination occurring on December 31.

	Potential Payments Upon Termination or Change in Control

Name	Base Salary Continuation ($)	Bonus(1) ($)	Value of Acceleration of Restricted Stock and Restricted Stock Units(2) ($)	Excise Tax Gross Up(3) ($)	Group Insurance Benefits ($)	Total ($)

John M. Matovina	2,700,000	2,700,000	3,136,664	3,824,424	99,970	12,461,058

Ted M. Johnson	1,668,000	1,167,600	1,401,663	—	82,874	4,320,137

Ronald J. Grensteiner	1,698,000	1,188,600	1,427,825	—	97,646	4,412,071

Jeffrey D. Lorenzen	1,479,000	1,035,300	1,224,835	—	86,935	3,826,070

Renee D. Montz	1,374,000	961,800	1,153,191	—	80,196	3,569,187

(1)
The bonus amount is three times the target annual bonus under the 2019 Program described above under "Short-Term Incentive Compensation for 2019" in the Compensation Discussion and Analysis.

(2)
Our time-based restricted stock awards, performance-based RSU awards and time-based RSU awards provide for automatic vesting upon a change in control or upon death or disability. For information concerning unvested time-based restricted stock, performance-based RSUs and time-based RSUs, see "Outstanding Equity Awards at December 31, 2019" in the Executive Compensation Tables. These values were calculated based on the closing market price of the Common Stock on December 31, 2019 and the assumption that the target number of shares for performance-based RSUs vest.

(3)
This calculation assumes a total effective rate of state and federal income taxes of 48%.

CEO Pay Ratio

We are required to disclose the ratio of the median annual total compensation of all employees (except our Chief Executive Officer) to the annual total compensation of our Chief Executive Officer. For the purposes of this disclosure, we identified the median employee, excluding our Chief Executive Officer, based on our payroll as of December 31, 2019. The median employee was determined using a consistently applied compensation measure, which was total cash compensation from January 1, 2019 through December 31, 2019. Total cash compensation included salary, bonus and holiday gift compensation. As permitted by the SEC rules, we annualized only the compensation for those employees who worked on a full-time, permanent basis but were hired after January 1, 2019. The median employee for 2019 was different from the median employee for 2018 following a comprehensive review of all employee job classifications and corresponding salary and bonus market data for each job classification. Adjustments were made to individual employee salaries and bonuses as necessary to reflect current salary and bonus market data. The consistently applied compensation measure, total cash compensation, was identical for 2019 and 2018.

For 2019, the compensation of our Chief Executive Officer was $4,459,672 and the compensation of our median employee was $76,795, resulting in a CEO pay ratio of 58:1.

This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. Significant flexibility is provided to companies in determining their median employee, and our ratio may not be useful for comparison to those reported by other companies, including those in our peer group and industry.

2020 Proxy Statement	31

Proposal 3—Advisory Vote on Executive Compensation

As discussed in "Compensation Discussion and Analysis," our compensation policies and programs are designed to attract and retain highly qualified and motivated executive officers and employees, encourage and reward achievement of our annual and long-term goals and encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders. The primary elements of compensation for most of our executive officers include: (1) base pay; (2) annual cash incentive compensation; and (3) long-term equity compensation. A substantial portion of the compensation awarded each year to our executive officers is variable based on achieving performance objectives. This compensation structure is central to the Company's ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Compensation Discussion and Analysis" for an overview of the compensation of the Company's named executive officers.

A primary focus of the Compensation Committee is whether the Company's executive compensation program serves the best interests of the Company's shareholders. At the Company's 2019 Annual Meeting, 75% of the votes cast by shareholders approved the executive compensation program described in the proxy statement for that meeting. This outcome was appreciably below the average affirmative vote of 95% for the preceding five years. Please refer to "2019 Compensation Performance and Compensation Highlights" in the "Compensation Discussion and Analysis" for additional commentary on the prior year vote and the modifications to the Company's executive officer compensation program and practices that have been made since that vote.

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules under "Compensation Discussion and Analysis," the related compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote on the following resolution:

"RESOLVED, the shareholders of American Equity Investment Life Holding Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures."

This vote is advisory and not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company's shareholders. To the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders' concerns, and the Board of Directors and Compensation Committee will evaluate whether any actions are necessary to address those concerns. We currently provide our shareholders with the opportunity to vote on the compensation of our named executive officers at each annual meeting.

If a quorum exists, action on this proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

The Board of Directors unanimously recommends you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

32	2020 Proxy Statement

Proposal 4—Approval of the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan

The Board of Directors (the "Board") is requesting shareholder approval of amending and restating the Company's 2016 Employee Incentive Plan (the "Plan") including renaming the Plan the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan.

The Plan was approved by shareholders on June 2, 2016. The Compensation Committee of the Board (the "Compensation Committee") approved certain amendments to the Plan on September 2, 2016 and February 28, 2019 regarding the Compensation Committee's authority to delegate certain administrative powers to one or more officers of the Company and the satisfaction of the Company's obligations to withhold taxes with respect to awards under the Plan. The amendments were not subject to shareholder approval. On April 6, 2020, the Board adopted the amended and restated Plan, subject to shareholder approval.

The purpose of the amended and restated Plan is to attract, retain and motivate certain highly qualified employees and directors with outstanding ability by providing competitive equity compensation opportunities. Awards under the amended and restated Plan are also intended to align such employees' and directors' interests with shareholder interests.

Proposed Amendments to the Plan

Material amendments to the Plan would (a) increase the number of shares of common stock of the Company ("Shares") reserved for issuance under the Plan; (b) extend the termination date of the Plan; (c) allow for awards to be granted to members of the Board or members of the Board of Directors of any Affiliate (as defined in the amended and restated Plan) of the Company (such awards, "Director Awards", and such individuals "Directors"); (d) increase the annual individual award limit for employee participants; (e) address changes in the federal income tax laws; and (f) reflect general updates to align with current compensation and benefits best practices (such amendments described in (a)-(f) are referred to herein as the "Proposed Amendments").

Increase in Number of Shares.    The Proposed Amendments increase the number of Shares reserved for issuance under the Plan by 3,000,000 from 2,500,000 to 5,500,000. These 3,000,000 shares represent 3.3% of our outstanding Shares at December 31, 2019. We carefully manage share usage under the Plan; over the last three calendar years, our annual burn rate has averaged 0.38%. For the twelve months ended March 31, 2020, we granted annual equity awards to employees and non-employee directors covering 325,000 shares. If approved, the additional Shares will help ensure that a sufficient reserve of Shares remains available for issuance to allow us to continue to use equity awards to attract and retain the services of key employees and Directors who are essential to the Company's long-term success.

Extend Termination Date.    The Proposed Amendments extend the termination date of the Plan from June 30, 2026 to May 31, 2030. This extension will permit the Compensation Committee to continue to utilize equity-based compensation as part of our employee and non-employee Director compensation program.

Awards Granted to Members of the Board of Directors.    The Proposed Amendments allow for awards under the amended and restated Plan to be granted to non-employee Directors. If shareholders approve the amended and restated Plan, no new awards will be granted to non-employee Directors under the 2013 Director Equity and Incentive Plan and Director awards will instead be granted under the amended and restated Plan, provided that the termination of our grant authority under the Director Plan will not affect outstanding awards.

Increase in Annual Individual Award Limit for Employee Participants.    The Proposed Amendments increase the maximum number of Shares that may be subject to awards granted to any employee participant in any calendar year to 400,000 Shares from 300,000 Shares. This increase will provide the Compensation Committee with additional flexibility over the term of the amended and restated Plan.

Changes in Federal Tax Laws.    The Proposed Amendments address changes in federal income tax laws with respect to compensation in excess of $1 million paid to certain executive officers of public companies. For taxable years prior to 2018, compensation paid to our executive officers in excess of $1 million was not deductible unless it qualified as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The "performance-based compensation" exemption was repealed as part of federal tax

2020 Proxy Statement	33

legislation passed in December 2017. Accordingly, the amended and restated Plan removes certain provisions and requirements that were included in the Plan for equity awards to qualify as "performance-based compensation" under the prior version of Section 162(m).

Additional Information Regarding Share Increase

The Company relies on equity awards generally in the form of performance-based and time-based RSUs and time-based RSAs. Please see "Long-Term Equity Compensation Awarded for 2019" and "Compensation Decisions Relating to 2020 Compensation" in the Compensation Discussion and Analysis of this proxy statement for information on the Company's equity awards to named executive officers for 2019 and 2020, respectively, and Director Compensation of this proxy statement for information on the Company's equity awards to non-employee Directors. Please also see Note 11 Retirement and Share-based Compensation Plans in the Notes to Consolidated Financial Statements of the Company's Annual Report on Form 10-K for the year-ended December 31, 2019 for information on the Company's share-based compensation plans for the previous three fiscal years.

In determining the scope of the proposed Share increase from 2,500,000 Shares to 5,500,000 Shares, management and the Board evaluated share usage, burn rate, overhang (dilution), and the existing terms of outstanding equity awards. If approved, there will be approximately 4,350,000 Shares, or less than 5% of the 91,107,555 Shares outstanding at December 31, 2019, available for issuance under the amended and restated Plan. The Board, the Compensation Committee and management believe the increased dilution that may result from the Share increase remains consistent with shareholder interests.

Two metrics the Company uses to assess the impact of its equity compensation programs are burn rate and overhang. Burn rate, or the percentage obtained by dividing the total equity awards granted in a fiscal year by the weighted average shares of common stock outstanding for the fiscal year used in the computation of earnings per common share—assuming dilution, is a measure that shows how rapidly a company is depleting the shares reserved for its equity compensation plans. Our burn rate averaged 0.38% over the last three fiscal years. Our burn rate, using the Institutional Shareholder Services formula which applies an adjustment factor based on annual volatility to full value awards, averaged 0.96% over the last three fiscal years.

Overhang measures potential shareholder dilution and is equal to the number of shares subject to outstanding equity awards, plus the number of shares available to be granted, divided by the total shares of common stock outstanding at the end of the year. Over the last three fiscal years, our overhang has averaged 5.4% (4.3% for December 31, 2019). If the 3,000,000 additional Shares requested in this Proposal are added to the number of shares available for grant at March 31, 2020, our overhang as of that date would be 6.3%.

Material Features of the Amended and Restated Plan

The following is a summary of certain provisions of the amended and restated Plan and is qualified by reference to the complete text of the amended and restated Plan, which is included as Appendix A to this proxy statement and is incorporated herein by reference.

Administration.    The amended and restated Plan will continue to be administered by the Compensation Committee. The Compensation Committee has discretionary authority, subject only to the express provisions of the amended and restated Plan, to (i) interpret the amended and restated Plan; (ii) determine eligibility and grant awards; (iii) determine, modify or waive the terms and conditions of any award; (iv) prescribe forms, rules and procedures; and (v) otherwise do all things necessary to fulfill the purposes of the amended and restated Plan.

Subject to certain limitations, the Compensation Committee may delegate to one or more officers of the Company the authority to select participants to receive awards under the amended and restated Plan and to grant such employee participants awards on such terms and conditions, not inconsistent with the terms of the amended and restated Plan, as such officer or officers will determine.

Participation and Eligibility.    The Compensation Committee will continue to select employees and will be permitted to select non-employee Directors who will be granted awards under the amended and restated Plan on the basis of their past, current and anticipated contributions to the creation of value for the Company and its shareholders. Such employees and non-employee Directors include employees and non-employee Directors of the Company and our Affiliates. No other service providers, such as independent contractors, are eligible to participate in the amended and restated Plan.

As of April 9, 2020, 100% of our employees were eligible to participate in the Plan and 55 were participating, including two employees who are also Directors. Non-employee Directors, of which there are currently 10, would

34	2020 Proxy Statement

also be eligible to participate in the amended and restated Plan and 100% of our employees would continue to be eligible to participate in the amended and restated Plan.

Number of Shares and Share Recycling.    The amended and restated Plan provides for issuance of up to 5,500,000 Shares, which includes 3,000,000 new Shares. Each Share issued pursuant to an award under the amended and restated Plan will be counted against the shares authorized for issuance under the amended and restated Plan. Awards may consist of stock options, stock appreciation rights ("SARs"), restricted stock awards ("RSAs") or restricted stock units ("RSUs") to employees or non-employee Directors, provided that non-employee Directors are not eligible to receive incentive stock options ("ISOs"). The maximum number of Shares subject to stock options granted to any participant, and that may be granted as SARs, RSAs and RSUs to any participant, will not exceed an aggregate of 400,000 Shares in any calendar year for employee participants and an aggregate of 25,000 Shares in any calendar year for non-employee Director participants.

The amended and restated Plan provides for the reversion of Shares to the amended and restated Plan only if awards expire, are terminated or are canceled without having been exercised or settled in full, or if Shares are forfeited or repurchased by the Company for an amount not greater than the participant's purchase price. Awards settled in cash or other property (other than Shares) will continue to result in Shares not being deemed to have been issued, and such Shares will again be available for issuance under the amended and restated Plan. Shares withheld from an award to satisfy tax obligations or pay the exercise price of an award will not be available for issuance under the amended and restated Plan. Additionally, any Shares that are repurchased by the Company using proceeds received by the Company from the exercise of any stock options or SARs or from the payment of any purchase price with respect to any other award will not be added to the aggregate number of Shares available for awards under the amended and restated Plan.

In the event of a stock dividend or other similar distribution of Company securities, a stock split or other combination of shares, recapitalization, conversion, reorganization, consolidation, spin-off, merger, exchange of stock, or certain other changes in the capital structure of the Company or other occurrences or events, the Compensation Committee will continue to make appropriate adjustments to the maximum number of Shares that may be delivered with respect to awards under the amended and restated Plan, the number and kind of Shares or securities subject to awards then outstanding or subsequently granted, the exercise prices or base values relating to outstanding awards, and any other provision of awards affected by such change.

Stock Options.    Stock options granted under the amended and restated Plan will be either ISOs or Non-Qualified Stock Options ("NQSOs") as designated by the Compensation Committee. The exercise price of stock options may not be less than 100% of the fair market value of a Share on the date of grant, and may not be less than 110% of fair market value of a Share on the date of grant for ISOs granted to employees described in Section 422(b) of the Code. The option period for options granted to participants will be determined by the Compensation Committee subject to certain statutory requirements for ISOs and provided that an option shall not be exercisable after ten years from its date of grant. Up to 3,000,000 Shares available under the amended and restated Plan may be made subject to the grant of ISOs.

SARs.    The Compensation Committee may grant rights to receive any excess in value of Shares over the base value of the rights. SARs will be settled in cash, Shares or other securities of the Company. The base value of each SAR will not be less than 100% of the fair market value of a Share on the date of grant. The expiration date for each SAR shall not be more than ten years from the date of grant.

RSAs.    The Compensation Committee may grant awards of Shares subject to forfeiture and determine the duration of the period during which, and the conditions under which, the Shares may be forfeited and the other terms and conditions of such awards.

RSUs.    The Compensation Committee may grant awards consisting of units representing Shares. Each RSU represents the unfunded and unsecured commitment of the Company to deliver to the participant at a specified future date or dates one or more Shares or, if specified in the award, cash equal to the fair market value of the award, subject to the satisfaction of any vesting and other terms and conditions established with respect to the award by the Compensation Committee.

Dividends and Cash Settlement.    The Compensation Committee may provide that any award includes dividends or dividend equivalents payable (in cash or in the form of awards under the amended and restated Plan) currently or deferred with or without interest and may also provide for cash settlement of awards. Under the Proposed Amendments, dividends or dividend equivalents may only become payable if (and to the extent that) the underlying award vests.

2020 Proxy Statement	35

Vesting.    The Compensation Committee will establish a specific vesting schedule in the applicable agreement evidencing the grant of any awards. Subject to the provisions of the amended and restated Plan, vesting generally will automatically accelerate upon termination due to the participant's death, disability or retirement.

Minimum Vesting Period.    The amended and restated Plan generally requires a minimum vesting period of one year from the date of grant for awards granted under the amended and restated Plan. The Compensation Committee may grant awards that vest within a year due to certain circumstances as specified in the amended and restated Plan. Additionally, up to 5% of the Shares authorized for issuance under the amended and restated Plan can be granted with a vesting period of less than one year.

Termination of Employment or Director Service.    Unless expressly provided otherwise by the Compensation Committee, upon a participant's termination other than by reason of death, disability, retirement (with respect to RSAs and RSUs), or certain events in connection with a Change in Control, as described in the amended and restated Plan, a participant's awards requiring exercise will generally cease to be exercisable and will terminate to the extent such awards are unvested, will be limited to the shares purchasable as of the date of the termination and, to the extent not already fully vested, will be forfeited. Generally, award privileges expire sixty days from the date of termination unless modified by the Compensation Committee. Upon a termination of an employee for cause, awards terminate at the commencement of business on the date of such termination.

Performance-Based Awards.    Awards may be granted subject to the achievement of pre-determined performance criteria, as may be determined by the Compensation Committee. Performance objectives may be described in terms of Company (consolidated), Affiliate or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

Change in Control.    Unless otherwise provided in the applicable award agreement, in the event of a Change in Control, the Compensation Committee will provide for the assumption, substitution or continuance of some or all of the outstanding awards under the amended and restated Plan or, alternatively, the cash out and termination of such awards, pursuant to the terms of the amended and restated Plan.

Employee Awards.    Awards then outstanding under the amended and restated Plan that have been granted to employees will not be subject to cancellation, acceleration of vesting, lapse of restrictions, payment or settlement so long as such awards are honored, assumed or substituted by a successor in accordance with the amended and restated Plan (such honored, assumed or substituted awards are hereinafter called "Alternative Awards"). Alternative Awards must have substantially equivalent economic value as the original award and must satisfy several conditions including providing the participant with rights and entitlements that are substantially equivalent or better than the rights, terms and conditions applicable under the original award.

If outstanding employee awards are not honored, assumed or substituted, unless otherwise provided in the applicable award agreement or specifically prohibited under law or by the rules and regulations of the applicable exchange on which the Shares are then publicly traded, the vesting or exercisability of each outstanding award will automatically accelerate and become fully vested or exercisable for the full number of Shares purchasable or cash payable under the award to the extent not previously exercised and will remain exercisable for the original term of the award. For awards with performance periods that have been completed as of the date of the Change in Control but not yet paid, performance criteria will be deemed to be achieved at actual performance. Unless otherwise provided in the applicable award agreement, for awards with performance periods that are in progress as of the date of the Change in Control, performance goals will be deemed to be achieved at 100% of target levels for the entire performance period (not pro-rata).

Non-employee Director Awards.    Unless otherwise provided in the applicable award agreement, each award then outstanding under the amended and restated Plan that was granted to a non-employee Director, will become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any such award will lapse.

Successors.    Any obligations of the Company or an Affiliate under the amended and restated Plan with respect to awards granted thereunder will be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Limited Transferability of Awards.    No award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a participant only by the participant, except that, as to stock options other than ISOs, the Compensation Committee may in its sole discretion permit certain transfers to the participant's family members, to certain entities controlled by the participant or his or her family members or to a

36	2020 Proxy Statement

trust or similar vehicle for the benefit of the participant's family members. Moreover, RSUs may not be sold, assigned, pledged or otherwise encumbered and RSAs may not be sold, assigned, pledged or otherwise encumbered before their restrictions lapse.

Repricing Prohibited.    The repricing of stock options or SARs, including canceling an outstanding stock option or SAR grant in exchange for cash, other property or awards or providing a new grant in substitution, is prohibited by the amended and restated Plan. This provision cannot be amended without shareholder approval.

Cancellation and Rescission of Awards and Forfeiture Events.    Unless otherwise specified in an applicable award agreement, the Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the amended and restated Plan, or in the case of an employee participant, if the employee participant engages in any detrimental activity. In addition to any forfeiture provisions otherwise applicable to an award, an employee participant's right to any payment or benefits with respect to an award is subject to reduction, cancellation, forfeiture, clawback or recoupment (a) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (b) as required by applicable law.

Amendment.    The Compensation Committee may amend, suspend or terminate the amended and restated Plan or any portion thereof at any time, subject to any shareholder approval the Compensation Committee deems necessary to comply with any law or the listing standards and rules of the applicable exchange on which the Shares are then publicly traded. No such amendment, modification or termination may materially and adversely affect the rights of any participant under any award previously granted without his or her consent, with limited exceptions, such as upon a change in control.

Term.    Unless sooner terminated by the Board, the amended and restated Plan will expire on May 31, 2030, and no awards may be granted after such date.

Federal Tax Consequences.    The following paragraphs are a summary of the general federal tax consequences to U.S. taxpayers and the Company of equity awards granted under the amended and restated Plan. Tax consequences for any particular individual may be different. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretations are subject to change, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

NQSOs.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the grant of a NQSO. Upon the exercise of an NQSO, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise cost of the NQSO. The gain or loss realized by the participant upon the subsequent sale of the Shares acquired upon exercise of an NQSO will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after exercise.

ISOs.    Under current federal income tax regulations, no taxable income is generally reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for NQSOs). If the participant exercises the ISO and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise cost will be taxed as capital gain or loss. In such case, the Company is not entitled to a corresponding income tax deduction.

If the participant exercises the ISO and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above (a "disqualifying disposition"), the participant generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise cost of the option. In no event, however, will the amount of this ordinary income exceed the difference between the exercise cost of the ISO and the amount realized on such disqualifying disposition. Any remaining gain or loss will be treated as a short- or long-term capital gain or loss, depending upon how long the participant holds the Shares.

SARs.    Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the fair market value of any cash, Shares or other securities of the Company received. The gain or loss, realized by the participant upon the subsequent sale of any Shares acquired upon exercise of a SAR

2020 Proxy Statement	37

will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after exercise.

RSAs.    Under current federal income tax regulations, unless a participant who receives an RSA makes an election under Section 83(b) of the Code ("Section 83(b)"), generally no income tax consequences will be recognized by either the participant or the Company upon the grant of an RSA. On the date the restrictions lapse and the Shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the Shares on that date over the amount, if any, paid for those Shares.

If a participant makes a Section 83(b) election to recognize ordinary income on the date the RSA is granted, the amount of ordinary income recognized is an amount equal to the excess, if any, of the fair market value of the Shares on the date of grant over the amount, if any, paid for those Shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the Shares vest.

The gain or loss realized by the participant upon a subsequent sale of the Shares after the vesting date of the RSAs, will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after the vesting date if no Section 83(b) election was made and after the grant date if a Section 83(b) election was made.

RSUs.    Under current federal income tax regulations, generally no income tax consequences will be recognized by either the participant or the Company upon the grant of an RSU. On the date the RSU settles, the participant will recognize ordinary income in an amount equal to the fair market value of the RSU as of the vesting date or the date of the Compensation Committee's certification of the performance. The gain or loss, realized by the participant upon a subsequent sale of the Shares after the vesting date of the RSUs, will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after the settlement date.

Dividends and Dividend Equivalents.    Dividend and dividend equivalents are generally taxable as compensation (ordinary income), and not dividend income, when received by the participant.

General Tax Effect for the Company or an Affiliate.    The Company or an Affiliate generally will be entitled to an income tax deduction in connection with an award under the amended and restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of an NQSO). Moreover, if a participant recognizes ordinary income due to a disqualifying disposition of an ISO, the Company would generally be entitled to an income deduction in the same amount.

Tax Withholding.    Any ordinary taxable income realized by an employee participant will generally be subject to income and payroll tax withholding by the Company at the time the taxable income is recognized by the employee participant. The Compensation Committee may allow for the satisfaction of such tax withholding obligations with Shares, including Shares retained by the Company from the settlement of an award.

Section 409A.    Awards under the amended and restated Plan are intended either to be exempt from the rules of Section 409A of the Code ("Section 409A") or to satisfy those rules and will be construed accordingly. Granted awards may be modified at any time, in the Compensation Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A.

New Plan Benefits

Awards under the amended and restated Plan are discretionary and depend on a number of factors including the fair market value of a Share on future dates. Accordingly, the benefits that will be granted or paid under the amended and restated Plan are not currently determinable.

Registration with the SEC and Listing with the NYSE

We intend to file a registration statement on Form S-8 with the SEC and a listing application with the New York Stock Exchange covering the 3,000,000 additional Shares that will be reserved for issuance under the amended and restated Plan.

If a quorum exists, action on this proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

The Board of Directors unanimously recommends you vote FOR approval of the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan.

38	2020 Proxy Statement

Additional Information

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2020 by: (i) each director and nominee for director; (ii) our chief executive officer, our chief financial officer and each of our other three most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock. On March 31, 2020, there were 91,522,423 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)
			Options included in Number of Shares Beneficially Owned(2)
Name of Beneficial Owner	Number	Percent

John M. Matovina(3)	255,603	*	—

Ted M. Johnson(3)	111,000	*	—

Ronald J. Grensteiner(3)(4)	141,231	*	—

Jeffrey D. Lorenzen(3)	64,118	*	—

Renee D. Montz(3)	40,892	*	—

Anant Bhalla	50,171	*	—

Joyce A. Chapman	53,950	*	29,000

Brenda J. Cushing	8,800	*	—

James M. Gerlach	225,467	*	—

Robert L. Howe	80,300	*	29,000

Michelle M. Keeley	—	*	—

William R. Kunkel	52,025	*	—

Alan D. Matula	22,020	*	—

David S. Mulcahy	104,239	*	—

Gerard D. Neugent(5)	104,603	*	29,000

Debra J. Richardson(3)	131,810	*	27,750

A. J. Strickland, III	285,900	*	29,000

All executive officers, directors and nominees for director as a group (19 persons)	1,780,822	1.94%	143,750

5% Owners:

BlackRock, Inc 55 East 52nd Street New York, NY 10055(6)	12,662,119	13.83%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(7)	10,606,919	11.59%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746(8)	7,578,938	8.28%

Macquarie Group Limited 50 Martin Place Sydney, New South Wales, Australia(9)	5,688,984	6.22%

*
Less than 1%.

2020 Proxy Statement	39

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(2)
This column includes stock options granted pursuant to the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan, the 2011 Directors Stock Option Plan and the 2016 Employee Incentive Plan.

(3)
Ownership includes shares held in our ESOP as follows: Mr. Matovina—12,703 shares; Mr. Johnson—13,236; Mr. Grensteiner—12,655 shares; Mr. Lorenzen—11,625 shares; Ms. Montz—4,002 shares. Ms. Richardson's ownership includes 26,479 shares held in the American Equity Officers Rabbi Trust.

(4)
In addition to the shares reflected in this table, Mr. Grensteiner has a non-qualified deferred compensation agreement with us pursuant to which he will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Under this agreement, Mr. Grensteiner is entitled to receive 4,500 shares.

(5)
Mr. Neugent is the trustee of a trust which holds 50,303 shares of Common Stock.

(6)
Based on the Schedule 13G/A filed with the SEC on February 4, 2020, by BlackRock, Inc., BlackRock, Inc. reported sole voting power with respect to 12,469,992 shares, sole dispositive power with respect to 12,662,119 shares and no shared voting or dispositive power.

(7)
Based on the Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, The Vanguard Group reported sole voting power with respect to 86,530 shares, sole dispositive power with respect to 10,503,824 shares, shared dispositive power with respect to 103,095 shares and shared voting power with respect to 27,457 shares.

(8)
Based on the Schedule 13G/A filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP reported sole voting power with respect to 7,407,686 shares, sole dispositive power with respect to 7,578,938 shares and no shared voting or dispositive power.

(9)
Based on the Schedule 13G filed with the SEC on February 13, 2020, by Macquarie Group Limited, Macquarie Group Limited reported sole voting power of Macquarie Investment Management Holdings Inc. with respect to 5,661,625 shares, sole voting power of Macquarie Investment Management Austria Kapitalanlage AG with respect to 3,513 shares, sole voting power of Macquarie Investment Management Group Limited with respect to 5,900 shares, sole dispositive power of Macquarie Investment Management Holdings Inc. with respect to 5,661,625 shares, sole dispositive power of Macquarie Investment Management Austria Kapitalanlage AG with respect to 3,513 shares, sole dispositive power of Macquarie Investment Management Group Limited with respect to 5,900 shares and no shared voting or dispositive power.

Equity Plan Information

The following table sets forth information as of December 31, 2019 concerning plans and arrangements the Company has with its directors, officers, employees and independent insurance agents under which they have received equity-based rights to receive shares of Common Stock. The Company has granted or reserved options, restricted stock and RSUs under the 2000 Directors Stock Option Plan, the 2009 Employee Incentive Plan, the 2010 Independent Insurance Agent Stock Option Plan ("2010 Agent Plan"), the 2011 Directors Stock Option Plan, the 2012 Independent Insurance Agent Stock Option Plan ("2012 Agent Plan"), the 2013 Director Plan, the Amended and Restated 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan ("2014 Agent Plan") and the 2016 Employee Incentive Plan. This table excludes the proposed share increase under the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan included in Proposal 4 of this proxy statement, but includes information about securities previously authorized for issuance under the 2016 Employee Incentive Plan and remaining available for future issuance under the 2016 Employee Incentive Plan.

	Equity Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (#)

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	843,271	10.47	2,464,825

Equity compensation plans not approved by shareholders	621,413	23.07	—

Total	1,464,684	19.91	2,464,825

(1)
Includes performance-based RSUs (assuming target performance goals are met) granted to employees that have not been earned as of December 31, 2019 as well as RSUs granted under the 2014 Agent Plan that have not been earned as of December 31, 2019.

(2)
Weighted-average exercise price does not take into account performance-based RSUs granted that have not been earned as of December 31, 2019.

(3)
The 2014 Agent Plan terminated as to future awards on February 1, 2020 without affecting the validity of any unvested restricted stock or RSUs. The number of securities remaining available for future issuance under equity compensation plans approved by shareholders includes 711,011 securities under the 2014 Agent Plan.

The 2010 Agent Plan and the 2012 Agent Plan (the "Agent Plans") included in the "Equity compensation plans not approved by shareholders" line in the table above are intended to benefit the Company and its shareholders by assisting the Company's wholly-owned operating subsidiary, American Equity Life, in attracting and retaining certain independent agents of outstanding ability and to align the interests of such independent agents with those of the Company's shareholders by increasing their long-term financial stake in the Company's continued success

40	2020 Proxy Statement

through the use of stock options. The 2010 Agent Plan and the 2012 Agent Plan both provided for the issuance of up to an aggregate of 5,500,000 shares of Common Stock. Each of the Agent Plans has terminated as to future awards without affecting the validity of options outstanding. The Agent Plans are administered by the Company's Executive Committee. The Executive Committee has the authority to determine sales production criteria for the receipt of awards, the terms of all awards and provisions relating to vesting and any other terms and conditions or restrictions the Executive Committee deems appropriate. Options awarded under the Agent Plans are not transferable other than by will or the laws of descent and distribution. If there is a Change in Control, as defined in the Agent Plans, or the independent insurance agent dies, the vesting of all outstanding options will accelerate and any other restrictions will lapse.

Related Person Transaction Disclosures

It is our policy to enter into or ratify Related Person Transactions (as defined below) only when the Board of Directors, acting through our Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Company has adopted the procedures below for the review, approval or ratification of Related Person Transactions.

To deal with the potential conflicts inherent in such transactions, our Audit Committee adopted a written policy regarding Related Person Transactions. For the purposes of this policy, a "Related Person Transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, and a "related person" means:

•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

•
Counsel (either inside or outside) will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

•
If counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next committee meeting, to the Chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

•
The Audit Committee, or where submitted to the Chairman of the committee, the Chairman, shall consider all of the relevant facts and circumstances available to the committee or the Chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The Audit Committee (or the Chairman) shall approve only those Related Person Transactions in, or not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the Chairman) determines in good faith. The Audit Committee or Chairman, as applicable, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and

2020 Proxy Statement	41

circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

During fiscal year 2019, the Company had the following Related Person Transactions:

BlackRock, Inc. ("BlackRock") provides investment management services and licenses a risk management analytics tool to the Company. BlackRock is a shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as set forth in the Security Ownership of Management and Certain Beneficial Owners section of this proxy statement. For 2019, the Company paid BlackRock and its affiliates an aggregate of $1,551,225 in the form of investment management and license fees.

Knapp Properties provides property management services to the owner of the building where the Company has its principal executive offices in West Des Moines, Iowa and an affiliate of Knapp Properties owns a warehouse building, a portion of which is leased to the Company. Gerard Neugent, who serves as a director, is the Co-Chairman of Knapp Properties, L.C. and a member/manager of a company that is a 50% owner of the affiliate that owns the warehouse building. For 2019, the Company paid Knapp Properties and its affiliates an aggregate of $154,571 in the form of fees and rent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2019, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them other than one late Form 4 filing by each of David S. Mulcahy and Jennifer L. Bryant.

Shareholder Proposals for the 2021 Annual Meeting

Shareholder proposals to be considered for inclusion in our proxy statement for the annual meeting to be held in 2021 or shareholder proposals to be presented from the floor of the meeting must be submitted in writing to the Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266, and must comply with SEC rules to be eligible for inclusion in our proxy materials for our 2021 meeting.

A shareholder may present a proposal for inclusion in our proxy statement if such shareholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 24, 2020.

In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal from the floor of the 2021 Annual Meeting of Shareholders must submit the proposal to the Corporate Secretary, and such proposal must be delivered (or mailed and received) between March 8, 2021 and April 7, 2021. Any such proposal must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Shareholder Communications

Shareholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations at 6000 Westown Parkway, West Des Moines, Iowa 50266.

Shareholders interested in communicating with our Board of Directors, any committee of the Board of Directors, any individual director or any group of directors should send written correspondence to American Equity

42	2020 Proxy Statement

Investment Life Holding Company Board of Directors, c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266.

Householding; Annual Report on Form 10-K

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as "householding," can effectively reduce our printing and postage costs.

Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602) and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

Simultaneously with the mailing of this proxy statement to certain of our shareholders, we are mailing our 2019 Annual Report and Form 10-K to shareholders of record on April 24, 2020. The Annual Report and Form 10-K are available online at www.american-equity.com.

Any shareholder who desires to obtain additional copies, free of charge, of our Annual Report on Form 10-K for the year ended December 31, 2019 (including our audited consolidated financial statements and financial statement schedules), as filed with the SEC, may contact Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

2020 Proxy Statement	43

Appendix A

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1       In an effort to maintain a position of leadership in the industry in which American Equity Investment Life Holding Company (the "Company") competes, it is necessary to promote financial interests of the Company and its Affiliates, including its growth, by attracting and retaining certain highly qualified employees and members of our board of directors possessing outstanding ability, motivating such individuals by means of equity incentives, providing incentive compensation opportunities competitive with those of major corporations and aligning the interests of such employees and directors with those of our shareholders. The American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan (the "Plan") is designed to assist the Company in attaining these objectives.

ARTICLE II

DEFINITIONS

Unless the context requires otherwise, the following terms when used with initial capitalization have the following meanings:

2.1       "Affiliate" means a parent or subsidiary of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including any parent or subsidiary of the Company after adoption of the Plan.

2.2       "Alternative Award" has the meaning set forth in Section 10.1.

2.3       "Award Agreement" means a written agreement granting an Award executed by the Company and the Participant.

2.4       "Award" means any Option, SAR, RSA, or RSU convertible into or otherwise based on Common Stock granted under the Plan, including Director Awards and Employee Awards.

2.5       "Beneficial Owner" (or any variant thereof) means a "beneficial owner" as defined in Rule 13d-3 under the Exchange Act.

2.6       "Board" means the Board of Directors of the Company.

2.7       "Change in Control" means the occurrence of any of the following:

  (1)
  any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (3) below;

  (2)
  the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

  (3)
  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary thereof with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities

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    acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

  (4)
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

For each Award that constitutes deferred compensation under Section 409A, to the extent required to avoid additional income or other tax under Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A. A Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.8       "Change in Control Price" means the highest price per share of Shares offered and accepted in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

2.9       "Code" means the Internal Revenue Code of 1986, as from time to time amended, including any related regulations.

2.10    "Committee" means the Compensation Committee of the Board of Directors of the Company, comprised, to the extent deemed necessary or appropriate by the Board to administer performance-based compensation, solely of two or more Directors meeting the requirements of the New York Stock Exchange and qualifying as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.11    "Common Stock" or "Stock" means the common stock, par value $1.00 per share of the Company.

2.12    "Company" means American Equity Investment Life Holding Company.

2.13    "Competitive Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Employee Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee or agent of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

2.14    "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VI hereof.

2.15    "Date of Grant" means the date on which an Award is granted under the Plan.

2.16    "Designated Beneficiary" means the beneficiary as designated in writing by a Participant.

2.17    "Detrimental Activity" shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company's Code of Conduct, (c) results in the Company's restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Employee Participant has not entered into any such agreement with the Company, the Employee Participant engages in any "Competitive Activity".

2.18    "Director" means a member of the Board of Directors of the Company or any Affiliate.

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2.19    "Director Award" means an Award granted to a Director Participant.

2.20    "Director Participant" means a Non-Employee Director who is also a Participant.

2.21    "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

2.22    "Employee" means any employee of the Company or an Affiliate.

2.23    "Employee Award" means an Award granted to an Employee Participant.

2.24    "Employee Participant" means an Employee who is also a Participant, including any Participants who are both Employees and Directors.

2.25    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

2.26    "Expiration Date" means the latest date on which an Award requiring exercise may be exercised pursuant to the Award Agreement.

2.27    "Fair Market Value" means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose from time to time.

2.28    "For Cause" shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by an Employee Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Employee Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Employee Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a "cause" definition, such definition shall be controlling for purposes of the Plan.

2.29    "Incentive Stock Option" or "ISO" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Award Agreement granting the Option.

2.30    "Non-Employee Director" means a Director who is not an Employee.

2.31    "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

2.32    "Option" means an option to purchase Shares for a specified period of time at a specified price.

2.33    "Option Period" means the period during which an Option may be exercised.

2.34    "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value of a Share as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who is a Ten-percent Shareholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Section 10.1 and Section 10.4 hereof.

2.35    "Optionee" means a Participant to whom an Option has been granted.

2.36    "Participant" means a person selected by the Committee to receive an Award under the Plan, including Employee Participants and Director Participants.

2.37    "Performance Objectives" means one or more measures of performance, which may be related to invested assets, total assets, gross or net production, commissions, gross or net sales, revenues, operating income before income taxes, operating income, income before income taxes, net income, operating income or net income per share (basic or diluted), return ratios (including return on assets or net assets, return on average equity, return on investment, return on capital and return on sales), cash flows (including but not limited to operating cash flows,

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investing cash flows or financing cash flows), market share, cost or expense reduction goals, margins (including one or more of gross, operating and net income margins), one or more operating ratios, borrowing levels, debt or leverage ratios, cost of capital, credit ratings, stock price, total return to shareholders, total shareholders' equity, book value or book value per share, economic value added, working capital and productivity improvements, acquisitions or divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs or split-ups and the like, reorganizations or recapitalizations, restructurings, financings (issuance of equity or debt), refinancings, regulatory achievements and implementation or completion of critical projects including business expansions, product diversification and new or expanded market penetration or any other measures as may be determined by the Committee. Performance Objectives may be described in terms of Company (consolidated), Affiliate or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

2.38    "Performance Period" means the time period during which the Performance Objectives must be met with respect to an Award.

2.39    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14 (d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock.

2.40    "Plan" means the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan, as may be amended from time to time.

2.41    "Restricted Period" has the meaning set forth in Section 8.2.

2.42    "Restricted Stock" means an Award of Shares made under Section 8.2.

2.43    "Restricted Stock Award" or "RSA" has the meaning set forth in Section 8.2.

2.44    "Restricted Stock Unit" or "RSU" has the meaning set forth in Section 8.1.

2.45    "Retirement" as to any Employee Participant shall mean such person's Termination after reaching age 55 with at least ten (10) years of service with the Company or its Affiliates, but not including pursuant to any Termination For Cause or pursuant to any Termination for insufficient performance, as determined by the Company. For the avoidance of doubt, this Retirement definition, and any corresponding provision relating to Retirement in the Plan or any Award Agreement, shall not apply to Director Participants.

2.46    "Section 409A" means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

2.47    "Section 422" means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

2.48    "Share" means a share of Common Stock.

2.49    "Stock Appreciation Right" or "SAR" has the meaning set forth in Section 7.1.

2.50    "Ten-percent Shareholder" means, in accordance with the rules of Section 424(d) of the Code, a person owning stock with more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

2.51    "Termination" means the cessation of a Participant's employment and service with the Company and its Affiliates.

ARTICLE III

ADMINISTRATION

3.1       The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant Awards, determine, modify or waive the terms and conditions of any Award, prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In making these determinations, the Committee may take into account the nature of the services rendered by the Participants, their present and potential contributions to the success of the Company and its

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Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The determinations of the Committee on the matters referred to in this Article III shall be binding and final.

3.2       Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3.3       The Committee may delegate to one or more officers of the Company the authority to select Employee Participants to receive Awards under the Plan and to grant such Employee Participants one or more Awards on such terms and conditions, not inconsistent with the terms of the Plan, as such officer or officers shall determine, provided that no such Award shall be made to any individual who in respect of the Company is an officer within the meaning of Rule 16a-1 promulgated under the Exchange Act, be made in respect of Shares exceeding in number any limit as may be specified by the Committee from time to time for such purpose, or be inconsistent with any other limitations on such delegation as may be specified by the Committee from time to time. When and to the extent exercising the authority described in the preceding sentence, such officer or officers shall be deemed for purposes of the Plan (including without limitation Article XIII) to be acting as the Committee under the Plan.

ARTICLE IV

ELIGIBILITY

4.1       Participants will be selected by the Committee and shall include individuals who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its shareholders. Designation as a Participant will apply only for the year or Award for which the designation is made and may include a partial year.

ARTICLE V

STOCK SUBJECT TO THE PLAN

5.1    Number of Shares Reserved.    Subject to adjustment as provided in Section 10.4 hereof, the maximum number of Shares that may be delivered under or in satisfaction of Awards under the Plan is 5,500,000 Shares. The maximum number of Shares that may be delivered under or in satisfaction of Incentive Stock Options is 3,000,000 Shares.

5.2    Unvested Awards Available for Grant.    If an Award expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Award shall become available for the grant of additional Awards.

5.3    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than Shares) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan shall be reduced as provided in Section 7. Shares withheld from an Award in satisfaction of withholding taxes as described in Section 9.8 or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan. Any Shares that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or SAR or from the payment of any purchase price with respect to any other Award shall not be added to the aggregate number of Shares available for Awards under the Plan.

5.4    Certain Other Company Awards.    Common Stock issued under awards granted by another company ("other company awards") and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the Shares available for Awards under the Plan; provided, that the maximum number of Shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.

5.5    Limit on Individual Grants.    The following limits on individual Awards shall apply: (i) the maximum number of Shares subject to Options granted to any Employee Participant, and that may be granted as SARs, RSUs and RSAs

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pursuant to Sections 7 or 8 to any Employee Participant, shall not exceed an aggregate of 400,000 in any calendar year and (ii) the maximum number of Shares subject to Non-qualified Stock Options granted to any Director Participant, and that may be granted as SARs, RSUs and RSAs pursuant to Sections 7 or 8 to any Director Participant, shall not exceed an aggregate of 25,000 in any calendar year, subject in each case to adjustment under Section 10.4.

ARTICLE VI

STOCK OPTIONS

6.1    Designation of Options as Incentive or Non-qualified.    Options granted under the Plan shall be either Incentive Stock Options ("ISOs") or Non-qualified Stock Options ("NQSOs"), as designated by the Committee. All Participants are eligible to receive NQSOs. Only Employee Participants are eligible to receive ISOs. Each Option granted under the Plan shall be clearly identified either as an ISO or a NQSO and shall be evidenced by an Award Agreement that specifies the terms and conditions of the grant. In the event the Committee shall fail to identify any Option granted as an ISO or NQSO, such Option shall be a NQSO. Options granted shall be subject to the terms and conditions set forth in this Article VI and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All ISOs shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations. The Committee shall determine the number of Shares subject to each Option and the exercise price therefore, which shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. An ISO granted to an employee described in Section 422(b) of the Code must have an exercise price that is not less than 110% of such fair market value.

6.2    Option Period.    The Option Period for Options granted shall be determined by the Committee, subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter; provided, however, that (a) an Option shall not be exercisable after ten years (five years in the case of an ISO granted to a Ten-Percent Shareholder) from its Date of Grant; and (b) in the case of the Termination of an Optionee, or the death or Disability of an Optionee, the Option Period shall be as set forth in Section 9.6 below. Notwithstanding anything contained herein to the contrary, an ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a) (2)(iii) and Treas. Reg. Section 1.422-2(d).

6.3    Notice of Exercise.    An Option may, subject to the terms of the applicable Award Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 6.4 hereof.

6.4    Payment of Exercise Price.    Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Award Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:

  (1)
  By delivery (including constructive delivery) to the Company of Shares (including the surrender of Shares held by the Participant or those that would otherwise be issued upon exercise of the Option) valued at Fair Market Value on Date of Exercise; or

  (2)
  By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company.

6.5    Minimum Exercise.    No Option may be exercised for fewer than one hundred (100) Shares.

6.6    Vesting Period.    Each Award evidencing the grant of any Options shall set forth a specified vesting schedule established by the Committee.

6.7    Acceleration of Vesting.    If an Option contains a vesting schedule or has not become fully exercisable as of the date of the Optionee's death or Disability, such vesting schedule will automatically be accelerated, and/or any other restrictions to exercise may be removed upon the death or Disability of the Optionee.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1    Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of Shares over the base value of the rights ("SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards, or other

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property, and may define the manner of determining the excess in value of the Shares. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant.

7.2    Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Objectives. The Expiration Date of each SAR shall be ten (10) years from the Date of Grant thereof, or at such earlier time as the Committee shall state in the Award Agreement.

7.3    No Net Share Counting.    SARs to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 5.1 regardless of the number of Shares issued upon settlement of the SAR.

ARTICLE VIII

RESTRICTED STOCK UNITS AND RESTRICTED STOCK AWARDS

8.1    Restricted Stock Units.    The Committee may grant Awards consisting of units representing Shares ("RSUs"). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more Shares or, if specified in the Award Agreement, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a shareholder with respect to the Shares subject to the Award unless and until such Shares are actually delivered under the Award Agreement. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

8.2    Restricted Stock Awards.    The Committee may grant Awards of Shares subject to forfeiture ("RSAs") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the Shares may be forfeited to the Company and the other terms and conditions of such Awards. RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such Shares, along with any certificates, to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

8.3    Terms and Conditions.    At the time of the grant of RSUs or RSAs, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. At the time of the grant of RSUs or RSAs the Committee may impose such restrictions or conditions to the vesting of such Shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Objectives. To the extent that a grant of Awards is to vest based solely upon the continued employment or Director service of the Participant, such Award shall vest pursuant to a schedule as the Committee may determine.

ARTICLE IX

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company's counsel has approved all legal matters in connection with the issuance and delivery of such Shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the Shares

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to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9.2    Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. Each amount to be paid or benefit to be provided to a Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A. To the extent that any Award is payable upon a "separation from service" and such payment would otherwise result in the imposition of any individual tax and penalty interest charges imposed under Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such "separation from service" (or death, if earlier) to the extent necessary to avoid such taxes or charges. In the event a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.

9.3    Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or any time thereafter.

9.4    Dividends and Cash Settlement.    In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest; provided, however, that any such dividends or dividend equivalents shall only become payable if (and to the extent) that such Award vests. Notwithstanding anything to the contrary herein, unless otherwise determined by the Committee, Awards may be settled in cash rather than Shares.

9.5    Employee Leaves of Absence.    Awards held by an Employee Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Employee Participant was an active Employee unless otherwise agreed to in writing between the Company and the Employee Participant or otherwise set forth in the Award Agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

9.6    Termination of Employment or Director Service.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the Participant's Termination. Immediately upon a Participant's Termination, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

  (1)
  Disability or Death of Participant. If a Participant's Termination is due to the Participant's death or Disability, such Participant's Awards, including any Awards the vesting of which have been accelerated pursuant to Section 6.7 herein, shall expire unless exercised by the earlier of (i) expiration of the term of the Award and (ii) the date that is one (1) year after the effective date of such Termination. In the event of the death of a Participant, such Participant's Awards may be exercised by the Participant's designated beneficiary. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;

  (2)
  Other Termination. Upon a Participant's Termination other than due to (i) the Participant's death or Disability or (ii) termination of an Employee Participant's employment by the Company or the relevant Affiliate For Cause, such Participant's rights with respect to any Awards shall be limited to Shares purchasable by such Participant as of the date of such Termination, and such Award shall expire on the earlier of (x) expiration of the term of the Award and (y) sixty (60) days after the date of such Termination. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;

  (3)
  All Options and SARs held by an Employee Participant or an Employee Participant's permitted transferees, if any, immediately prior to the cessation of the Employee Participant's employment For

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    Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such Termination;

  (4)
  All RSUs and RSAs, in each case held by (i) an Employee Participant immediately prior to the Employee Participant's Retirement or (ii) a Participant immediately prior to the Participant's death or Termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A; and

  (5)
  All RSUs and RSAs held by a Participant or a Participant's permitted transferees, if any, immediately prior to a Termination of a Participant other than due to (i) the Participant's death or Disability, (ii) an Employee Participant's Retirement or (iii) termination of an Employee Participant's employment by the Company or the relevant Affiliate For Cause, shall terminate at the close of business on the effective date of such Termination.

Unless the Committee expressly provides otherwise, an Employee Participant's employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Employee Participant's employment with the Company and its Affiliates (whether or not the Employee Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates); provided that any payments to be made or benefits to be provided upon a termination of employment under the Plan or any Award Agreement may be made only upon a "separation from service" under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on any Employee Participant pursuant to Section 409A of the Code. Moreover, unless the Committee expressly provides otherwise, a Director Participant's service with the Company and its Affiliates will be deemed to have ceased upon termination of the Director Participant's Director service with the Company and its Affiliates (whether or not the Director Participant continues in the service of the Company or its Affiliates in some capacity other than that of a Director of the Company or its Affiliates); provided that any payments to be made or benefits to be provided upon a termination of service under the Plan or any Award Agreement may be made only upon a "separation from service" under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on any Director Participant pursuant to Section 409A of the Code.

9.7    Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant's family members, to certain entities controlled by the Participant or his or her family members or to a trust or similar vehicle for the benefit of the Participant's family members.

9.8    Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to an Award under the Plan no later than the date of the event creating tax liability (as determined without regard to any potential application of Section 83(c)(3) of the Code). The Company and its Affiliates may, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards, or, if applicable, such other withholding amount (a "Greater Amount") as mutually agreed upon by the Company and the Participant, up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is an "officer" of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act (or any successor rule), that such other amount is approved in advance by the Committee or the Board), may be paid in whole or in part in Shares, including Shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs and RSAs, if applicable, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid, or any applicable Greater Amount, on the date of retention or delivery.

9.9    Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the Shares in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs in exchange for cash, other property or Awards or the grant in substitution therefore of new Options or SARs having a lower exercise prior or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) "issuing or assuming a stock option in a transaction to

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which Section 424(a) applies" within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section 10.1 or Section 10.4.

9.10    Amendment of Award.    Except as otherwise expressly provided in the Plan, and subject to the provisions contained in this Section 9.10, the Committee may amend, modify or terminate any outstanding Award, including substituting therefore another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if shareholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such shareholder approval is obtained. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant.

9.11    Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or, in the case of Employee Participants, if the Employee Participant engages in any Detrimental Activity.

9.12    Minimum Vesting.    An Award granted under the Plan after the effective date of the Plan as defined in Section 11.1 shall not vest prior to the first anniversary of the Date of Grant of the Award. Notwithstanding the foregoing, the Committee may grant Awards that vest within one year following the Date of Grant (a) due to an Employee Participant's Retirement, death, Disability, leave of absence, Termination, or upon the sale or other disposition of the Employee Participant's employer or any other similar event, as determined by the Committee, (b) due to a Director Participant's death or Disability, (c) as otherwise provided in Section 10.1 or (d) of an Award described in Section 5.4. In addition, up to 5% of the Shares authorized for issuance under the Plan pursuant to Section 5.1 (as adjusted in accordance with Section 10.4) may be granted as Awards that provide for vesting within one year following the Date of Grant.

9.13    Post-Vesting/Delivery Holding Period.    A Participant, or a Participant's permitted transferees, if any, shall, unless otherwise determined by the Committee, hold all Shares acquired pursuant to an Award granted under the Plan until the earliest to occur of: (a) twelve (12) months following (i) the date Shares are delivered in respect of an RSU, (ii) the date on which the Restricted Period applicable to an RSA lapses; or (iii) the vesting date in respect of any Option or SAR; (b) such Participant's termination of employment or (c) such Participant's satisfaction of any applicable share ownership guidelines of the Company. This holding period shall not apply to Shares sold or tendered by a Participant or withheld by the Company to pay any applicable Option Price or to settle tax liabilities related to such Awards.

ARTICLE X

EFFECT OF CERTAIN TRANSACTIONS

10.1    Alternative Awards to Employee Participants.    Unless otherwise provided in the applicable Award Agreement, and notwithstanding Section 10.2 below, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Employee Award, cash settlement or other payment shall occur with respect to any Employee Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Employee Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an "Alternative Award") by any successor as described in Section 10.5 herein; provided that any additional terms and conditions under the applicable Award Agreement under which the Employee Award was originally granted are met, and provided further that any such Alternative Award must:

  (1)
  Be based on stock that is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

  (2)
  Provide such Employee Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Employee Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and

  (3)
  Have substantially equivalent economic value to such Employee Award (determined at the time of the Change in Control).

10.2    Accelerated Vesting and Payment of Employee Awards.    If for any reason outstanding Employee Awards are not honored, assumed or substituted in accordance with Section 10.1, unless otherwise provided in the applicable Award Agreement or specifically prohibited under law or by the rules and regulations of a national security

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exchange, such outstanding Employee Awards will be subject to the following rules in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within thirty (30) days following the date of the Change in Control:

  (1)
  Such outstanding Options and SARs shall become fully vested and exercisable;

  (2)
  Any Restricted Period and other restrictions and vesting conditions imposed on such outstanding Restricted Stock Awards or Restricted Stock Units shall lapse, and such outstanding Restricted Stock Units shall become immediately vested and payable, with the manner of payment to be made in cash or Shares at the Committee's discretion, provided, however, that if any such payment is to be made in Shares, the Committee, may in its reasonable discretion, provide such holders the consideration provided to other similarly-situated shareholders in such Change in Control.

  (3)
  All such outstanding Employee Awards that are subject to Performance Objectives and for which the Performance Period has been completed as of the date of the Change in Control but have not yet been paid will vest and be paid in cash and/or Shares at such time at the Committee's discretion, with all Performance Objectives to be deemed achieved at actual performance and all other vesting criteria satisfied. Unless otherwise provided in the applicable Award Agreement, all such outstanding Employee Awards that are subject to Performance Objectives for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each Performance Objective or other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or Shares at the Committee's discretion, provided, however, that if any such payment is to be made in Shares, the Committee, may in its reasonable discretion, provide such holders the consideration provided to other similarly-situated shareholders in such Change in Control.

  (4)
  The Committee shall have the ability to unilaterally determine that all outstanding Employee Awards that are not honored, assumed or substituted in accordance with Section 10.1 are canceled upon a Change in Control, and the value of such Employee Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an Option or SAR using a value higher than the Fair Market Value on the date of settlement. In the event the Change in Control Price is less than or equal to the Option Price of an Option or the base value of a SAR, such Option or SAR may be canceled without payment.

10.3    Accelerated Vesting and Payment of Director Awards.    In the event of a Change in Control:

  (1)
  Unless otherwise set forth in an Award Agreement, each Director Award that is outstanding immediately prior to such Change in Control shall, effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any such Award granted shall lapse.

  (2)
  The Committee shall have the ability to unilaterally determine that all outstanding Director Awards are canceled upon a Change in Control, and the value of such Director Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an Option or SAR using a value higher than the Fair Market Value on the date of settlement. In the event the Change in Control Price is less than or equal to the Option Price of an Option or the base value of a SAR, such Option or SAR may be canceled without payment.

10.4    Changes In, Distributions With Respect To and Redemptions of Stock.

  (1)
  In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or other combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of Shares that may be delivered as per Article V, (b) the number and kind of

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    Shares or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such adjustment is appropriate.

  (2)
  The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.4.(1) above to take into account distributions to shareholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transaction involving Stock, or any other event, if the Committee determines that the adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; and (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable.

  (3)
  References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.4 or Section 10.1.

10.5    Successors.    Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate (a "Successor"), respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ARTICLE XI

EFFECTIVE DATE

11.1    The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board; provided, that the effective date of any such adoption requiring shareholder approval shall be the date it is approved by the shareholders of the Company within 12 months after such adoption by the Board. Awards (other than RSAs) may be granted prior to shareholder approval of the Plan, and the date of shareholder approval shall be the Date of Grant for all purposes; provided, that (a) each such Award shall be subject to shareholder approval of the Plan, (b) no such Award may be exercised prior to such shareholder approval, and (c) any such Award shall be void ab initio if such shareholder approval is not obtained.

ARTICLE XII

TERM OF THE PLAN

12.1    Unless sooner terminated by the Board pursuant to Section 14.6, the Plan shall expire on May 31, 2030, and no Awards may be granted after such date. Expiration of the Plan shall not affect the validity of any Award outstanding on the expiration date.

ARTICLE XIII

INDEMNIFICATION

13.1    In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the Directors shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such Directors acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company; provided, however, that the Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it on the Director's own behalf. For the avoidance of doubt, the foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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 ARTICLE XIV

GENERAL PROVISIONS

14.1    No Other Rights Conferred.    The establishment of the Plan shall not confer upon any Employee or Director any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

14.2    No Right to Employment.    The Plan does not constitute inducement or consideration for the employment of service of any Employee. Participation in the Plan shall not give an Employee any right to be retained in the service of the Company or any Affiliate.

14.3    No Limitation on Other Stock Option, Etc..    Neither the adoption of this Plan nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

14.4    Plan Interest Not Subject to Creditor Claims.    The interests of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Award Agreement.

14.5    No Rights as a Shareholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a shareholder of the Company at the time of the Award except as otherwise expressly provided in the Plan or the applicable Award Agreement.

14.6    Amendment of the Plan.    The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such shareholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided herein, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422. In addition, the Committee may not amend the Plan to remove the requirement for shareholder approval of any form of Option or SAR repricing as specified in Section 9.9 herein.

14.7    Governing Law.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

14.8    Representations Regarding Investment Intent; Restrictive Legends.    The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Award Agreement or to comply with the Iowa Business Corporation Law.

14.9    Regulatory Approvals.    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of records of such Shares, without obtaining, to the complete satisfaction of the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

14.10    Forfeiture Events; Clawback.    In addition to any forfeiture provisions otherwise applicable to an Award, an Employee Participant's right to any payment or benefits with respect to an Employee Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment (a) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (b) as required by applicable law.

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Proxy — A^umerican Equity Investment Life Holding Company Proxy Solicited by Board of Directors for Annual Meeting - June 4, 2020 Anant Bhalla, John M. Matovina and Renee D. Montz, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American Equity Investment Life Holding Company to be held on June 4, 2020 or at any postponement or adjournment thereof. This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 4, 2020. The Proxy Statement and our 2019 Annual Report are available at: http://viewproxy.com/americanequity/2020

Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Proposals — The Board recommends a vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. 1. Election of Directors: 01 – Anant Bhalla 02 – Joyce A. Chapman 03 – James M. Gerlach 04 – Robert L. Howe 05 – Michelle M. Keeley 06 – William R. Kunkel FOR WITHHOLD 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020. FOR AGAINST ABSTAIN To approve, on an advisory basis, the compensation of our named executive officers. FOR AGAINST ABSTAIN To approve the Company's Amended and Restated Equity Incentive Plan. FOR AGAINST ABSTAIN 3. 4. Note: To transact such other business as may properly come before the meeting. I plan on attending the meeting Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign. Date: Signature CONTROL NUMBER Signature (if held jointly) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIEW MATERIALS & VOTE PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Internet voting is available through 1:00 A.M. Central Time on June 4, 2020. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AEL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. CONTROL NUMBER SCAN TO